UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. 1)

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Oracle Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

We are filing this revised definitive proxy statement to correct an inadvertent error in footnote (4) to the Summary Compensation Table on page 39. The footnote in the original definitive proxy statement we filed with the Securities and Exchange Commission earlier today incorrectly stated the number of unvested stock options forfeited by Mr. Phillips as 16,050,000, when the correct number was 9,750,000. We will print and distribute to our stockholders this revised definitive proxy statement in lieu of the original definitive proxy statement.

500 Oracle Parkway

Redwood City, California 94065

September 7, 2010

To our Stockholders:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Oracle Corporation. Our Annual Meeting will be held on Wednesday, October 6, 2010, at 10:00 a.m., in the Oracle Conference Center, located at 350 Oracle Parkway, Redwood City, California.

We describe in detail the actions we expect to take at the Annual Meeting in the attached Notice of 2010 Annual Meeting of Stockholders and proxy statement.

Included with this proxy statement is a copy of our Annual Report on Form 10-K for our fiscal year 2010. We encourage you to read the Form 10-K, which includes information on our operations, products and services, as well as our audited consolidated financial statements.

Please use this opportunity to take part in our corporate affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please vote electronically via the Internet, by telephone, or by completing, signing, dating and returning the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope. See “How Do I Vote?” in the proxy statement for more details. Voting electronically, by telephone or returning your proxy card does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting. If you cannot attend the meeting in person, we invite you to watch the proceedings via webcast by going to www.oracle.com/investor.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Lawrence J. Ellison
Chief Executive Officer

500 Oracle Parkway

Redwood City, California 94065

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Pacific Time, on Wednesday, October 6, 2010
PLACE	Oracle Conference Center, 350 Oracle Parkway, Redwood City, CA 94065
LIVE WEBCAST	Available on our web site at www.oracle.com/investor, starting at 10:00 a.m., Pacific Time, on Wednesday, October 6, 2010
ITEMS OF BUSINESS	(1) To elect the Board of Directors to serve for the next year.
(2) To approve the Oracle Corporation Executive Bonus Plan.
(3) To approve the Oracle Corporation Amended and Restated 2000 Long-Term Equity Incentive Plan.
(4) To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2011.
(5) To consider and to act on stockholder proposals, if properly presented at the Annual Meeting.
(6) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
RECORD DATE	August 9, 2010
PROXY VOTING

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card or voting instruction card. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

MEETING ADMISSION

You are entitled to attend the Annual Meeting only if you are a stockholder as of the close of business on August 9, 2010, the record date, or hold a valid proxy for the meeting. In order to be admitted to the Annual Meeting, you must present proof of ownership of Oracle stock on the record date. This can be a brokerage statement or letter from a bank or broker indicating ownership on August 9, 2010, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership. Stockholders and proxyholders must also present a form of photo identification such as a driver’s license. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures.

Dorian Daley Senior Vice President, General Counsel & Secretary September 7, 2010

ORACLE CORPORATION

2010 ANNUAL MEETING

PROXY STATEMENT

PROXY STATEMENT

September 7, 2010

We are providing these proxy materials in connection with Oracle Corporation’s 2010 Annual Meeting of Stockholders. This proxy statement, the accompanying proxy card or voting instruction card and our 2010 Annual Report on Form 10-K were first sent to stockholders on or about September 10, 2010. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of Oracle is soliciting your vote at the 2010 Annual Meeting of Stockholders.

What is the purpose of the Annual Meeting?

You will be voting on:

•	election of directors;

•	approval of the Oracle Corporation Executive Bonus Plan;

•	approval of the Oracle Corporation Amended and Restated 2000 Long-Term Equity Incentive Plan;

•	ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2011;

•	stockholder proposals, if properly presented at the Annual Meeting; and

•	any other business that may properly come before the meeting.

What are the Board of Directors’ recommendations?

The Board recommends a vote:

•	for the election of directors;

•	for the approval of the Oracle Corporation Executive Bonus Plan;

•	for the approval of the Oracle Corporation Amended and Restated 2000 Long-Term Equity Incentive Plan;

•	for the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2011;

•	against each of the stockholder proposals; and

•	for or against other matters that come before the Annual Meeting, if any, as the proxy holders deem advisable.

Who is entitled to vote at the Annual Meeting?

The Board of Directors set August 9, 2010, as the record date for the Annual Meeting (the “record date”). All stockholders who owned Oracle common stock at the close of business on August 9, 2010, may attend and vote at the Annual Meeting.

Why didn’t I receive a notice in the mail regarding the Internet availability of proxy materials?

Due to certain circumstances relating to this Annual Meeting, we were unable to furnish proxy materials to our stockholders using the “Notice and Access” method. However, we intend to use that delivery method for future meetings. You can eliminate all paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing documents to your home or business and help us conserve natural resources. Please go to www.oracle.com/investor or www.proxyvote.com to request complete electronic delivery.

How many votes do I have?

You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us, to vote electronically or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a legal proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

How many votes can be cast by all stockholders?

Each share of Oracle common stock is entitled to one vote. There is no cumulative voting. We had 5,030,660,407 shares of common stock outstanding and entitled to vote on the record date.

How many votes must be present to hold the Annual Meeting?

A majority of our outstanding shares as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum”. Shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or by telephone or on the Internet or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

How many votes are required to elect directors?

Directors are elected by a plurality of the votes cast. This means that the twelve individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person, electronically or by proxy) will be elected.

While directors are elected by a plurality of votes cast, our Corporate Governance Guidelines include a majority voting policy for directors. This policy states that in an uncontested election, any director nominee who receives an equal or greater number of votes “WITHHELD” from his or her election as compared to votes “FOR” such election and no successor has been elected at such meeting, the director nominee must tender his or her resignation following certification of the stockholder vote. The Nomination and Governance Committee of the Board is required to make recommendations to the Board of Directors with respect to any such tendered resignation. The Board of Directors will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including its rationale.

Only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director nominee; abstentions are not counted for purposes of the election of directors. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. For a “WITHHELD” vote, your shares will be counted for purposes of determining whether there is a quorum and will have a similar effect as a vote against that director nominee under our majority voting policy for directors. Full details of our majority voting policy are set forth in our Corporate Governance Guidelines available on our website under “Oracle Information—Corporate Governance” at www.oracle.com/investor.

How many votes are required to adopt the other proposals?

The approval of the Oracle Corporation Executive Bonus Plan, approval of the Oracle Corporation Amended and Restated 2000 Long-Term Equity Incentive Plan, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm and each of the stockholder proposals requires the affirmative vote of a majority of the shares of Oracle common stock represented at the Annual Meeting and entitled to vote on the matter in order to be approved. If your shares are represented at the Annual Meeting but you abstain from voting on any of these matters, your shares will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal.

What if I don’t give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•	indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board of Directors, or

•	return a signed proxy card but do not indicate how you wish to vote,

then your shares will be voted in accordance with the recommendations of the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions.

Beneficial Owners. If you are a beneficial owner and hold your shares in street name and do not provide the organization that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters such as director elections and compensation plans.

If you do not provide voting instructions to your broker and the broker has indicated that it does not have discretionary authority to vote on a particular proposal, your shares will be considered “broker non-votes” with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum but generally will not be considered as entitled to vote with respect to that proposal. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires a majority of the votes cast. With respect to a proposal that requires approval of a majority of the outstanding shares (there are no such proposals in this proxy statement), a broker non-vote has the same effect as a vote against the proposal.

Please note that this year the rules regarding how brokers may vote your shares have changed. Brokers may no longer vote your shares on the election of our directors in the absence of your specific instructions as to how to vote. We encourage you to provide instructions to your broker regarding the voting of your shares.

Can I change my vote after I voted?

Yes. Even if you voted by telephone or on the Internet or signed the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your proxy or change your vote at any time before it is voted at the Annual Meeting. You can revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting by giving written notice to the Corporate Secretary of Oracle, specifying such revocation. You may change your vote by a later-dated vote by telephone or on the Internet or timely delivery of a valid, later-dated proxy or by voting by ballot at the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the stockholder of record, you must request, complete and deliver a legal proxy from your broker, bank or nominee.

What does it mean if I receive more than one proxy or voting instruction card?

It generally means that some of your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Who can attend the Annual Meeting?

Only stockholders as of the record date, or their duly appointed proxies, may attend. No guests will be allowed to attend the Annual Meeting.

What do I need to attend the Annual Meeting and when should I arrive?

The Annual Meeting will be held at the Oracle Conference Center, 350 Oracle Parkway, Redwood City, California. Admission to the Annual Meeting will begin at 9:00 a.m. Seating will be limited. We recommend you arrive early to ensure that you are seated by the commencement of the Annual Meeting at 10:00 a.m.

In order to be admitted to the Annual Meeting, you must be a stockholder and present proof of ownership of Oracle stock on the record date, August 9, 2010. This can be a brokerage statement or letter from a bank or broker indicating ownership on August 9, 2010, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership. You will also be asked to present a form of photo identification such as a driver’s license.

When you arrive, signs will direct you to the appropriate meeting rooms. Please note that due to security reasons, all bags may be subject to search, and all persons who attend the Annual Meeting may be required to pass through a metal detector. Cameras, transmission, broadcasting and other recording devices, including certain mobile phones, will not be permitted in the meeting rooms.

If you do not provide photo identification and comply with the other procedures outlined above for attending the Annual Meeting in person, we will be unable to admit you to attend in person.

Can I watch the Annual Meeting on the Internet?

Yes, our Annual Meeting also will be webcast on October 6, 2010. You are invited to visit www.oracle.com/investor, at 10:00 a.m., Pacific Time, to view the live webcast of the Annual Meeting. An archived copy of the webcast also will be available on our website at www.oracle.com/investor following the Annual Meeting through October 13, 2010.

Who pays for the proxy solicitation and how will Oracle solicit votes?

We will bear the expense of printing, mailing and distributing these proxy materials and soliciting votes. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, electronic communications or otherwise. They will not be paid any additional compensation for such solicitation. We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. We have also retained Georgeson Inc. to solicit proxies and to separately prepare a stockholder vote analysis of certain proposals for an aggregate fee of approximately $15,000, plus customary costs and expenses.

Is a list of stockholders available?

The names of stockholders of record entitled to vote at the Annual Meeting will be available to stockholders entitled to vote at the Annual Meeting for ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting. This list can be viewed between the hours of 9:00 a.m. and 5:00 p.m. at our principal executive offices at 500 Oracle Parkway, Redwood City, California. Please contact Oracle’s Corporate Secretary to make arrangements.

Who will count the votes?

We have engaged IVS Associates, Inc. to serve as the independent inspector of elections for the Annual Meeting.

How do I find out the voting results?

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published in a Current Report on Form 8-K that we expect to file with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting our website or contacting our Investor Relations Department by calling 650-506-4073, by writing to Investor Relations Department, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065 or by sending an email to investor_us@oracle.com.

What if I have questions about lost stock certificates or I need to change my mailing address?

Stockholders may contact our transfer agent, BNY Mellon Shareowner Services, by calling 1-866-278-4885, by emailing shrrelations@bnymellon.com, or writing to BNY Mellon Shareowner Services., P.O. Box 358015, Pittsburgh, PA, 15252-8015, or visit their website at www.bnymellon.com/shareowner/isd to get more information about these matters.

What if I need to change my email address?

Opting to receive all future proxy materials online will save us the cost of producing and mailing documents to your home or business and help us conserve natural resources. If you need to change the email address we use to mail proxy materials to you or if you wish to sign up to receive future mailings via email, please go to www.oracle.com/investor or www.proxyvote.com to request complete electronic delivery and supply the appropriate email address.

HOW DO I VOTE?

Your vote is important. You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting by ballot, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 8:59 p.m., Pacific Time, on October 5, 2010.

Vote on the Internet

If you have Internet access, you may submit your proxy by going to www.proxyvote.com and following the instructions provided with your proxy materials and on your proxy card or voting instruction card. Have your proxy card in hand when you access the voting web site. On the Internet voting site www.proxyvote.com, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

Vote by Telephone

You can also vote by telephone by dialing 1-800-690-6903. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Have your proxy or voting instruction card in hand when you call.

Vote by Mail

If you choose to vote by mail, simply mark your proxy card or voting instruction card, date and sign it, and return it to Broadridge Financial Solutions, Inc. in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card or voting instruction card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Please allow sufficient time for mailing if you decide to vote by mail.

Voting at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

The shares voted electronically or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

BOARD OF DIRECTORS

Nominees for Directors

Information concerning our nominees for election to the Board at the Annual Meeting is set forth below. Our board of directors consists of twelve nominees, eleven of whom stood for election at our last annual meeting of stockholders. We refer to these eleven directors as the “incumbent directors” in this proxy statement. Charles E. Phillips resigned as President and as a Board member on September 5, 2010. Mark V. Hurd was unanimously appointed by the Board as President and unanimously elected by the Board as a director on September 6, 2010 to fill the vacancy on the Board created by Mr. Phillips’ resignation, and will stand for election as a director at the Annual Meeting along with our eleven incumbent directors.

Our Corporate Governance Guidelines (which are described in detail below under “Corporate Governance—Corporate Governance Guidelines”) contain Board membership qualifications that apply to Board nominees recommended by the Nomination & Governance Committee (the “Governance Committee”). The Governance Committee strives for a mix of skills, experience and perspectives that will help create an outstanding, dynamic and effective Board to represent the interests of the stockholders. In selecting nominees, the Governance Committee assesses the independence, character and acumen of candidates and endeavors to collectively establish areas of core competency of the Board, including, among others, industry knowledge and experience; management, accounting and finance expertise; and demonstrated business judgment, leadership and strategic vision. As described above, the Governance Committee and the Board value a diversity of backgrounds, experience, perspectives and leadership in different fields when identifying Board nominees.

Below we identify and describe the key experience, qualifications and skills our director nominees bring to the Board and that the Board considers important in light of Oracle’s businesses and industry.

•

Industry Knowledge and Experience. We seek to have directors with experience as executives, directors or in other leadership positions in the particular technology industries in which we compete because our success depends on developing and investing in innovative products and technologies. Among other things, this experience is critical to the Board’s ability to understand our products and business, to assess our competitive position within the technology industry and the strengths and weaknesses of our competitors, to be aware of technology trends and innovations, and to evaluate potential acquisitions and our acquisition strategy, generally.

•

Management, Accounting and Finance Expertise. We believe that an understanding of management practices, finance and financial reporting processes is important for our directors. We value management experience in our directors as it provides a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth that permit the Board to, among other things, identify and recommend improvements to our business operations, sales and marketing approaches and product strategy. We also seek to have a number of directors who qualify as audit committee financial experts and we expect all of our directors to be financially knowledgeable.

•

Business Judgment, Leadership and Strategic Vision. We believe that directors with experience in significant leadership positions are commonly required to provide excellent business judgment, demonstrate leadership skills and develop strategic vision. We seek directors with these characteristics as they bring special insights to Board deliberations and processes.

The experiences, qualifications and skills of each director that the Board considered in their nomination are included below following their individual biographies. Unless otherwise indicated, each position with Oracle described in each director’s biography below refers to Board or committee membership and/or employment currently with Oracle and, prior to January 31, 2006, with Oracle Systems Corporation, formerly known as Oracle Corporation and currently a wholly owned subsidiary of Oracle. The Board concluded that each nominee should serve as a director based on the specific experience and attributes listed below and in the case of incumbent directors, the direct personal knowledge of each nominee’s previous service on the Board, including the insight and collegiality each nominee brings to the Board’s functions and deliberations.

Jeffrey S. Berg, 63, has served as a Director since February 1997, as a member of the Compensation Committee and Governance Committee since October 2001 and as Chairman of the Compensation Committee since June 2006.

He has been an agent in the entertainment industry for over 35 years and the Chairman and Chief Executive Officer of International Creative Management, Inc., a talent agency for the entertainment industry, since 1985. He has served as Co-Chair of California’s Council on Information Technology and was President of the Executive Board of the College of Letters and Sciences at the University of California at Berkeley. He is currently on the Board of Trustees of the Anderson School of Management at the University of California at Los Angeles.

Key Director Qualifications

As Chief Executive Officer (CEO) of ICM, Mr. Berg brings to the Board over 25 years of leadership experience running one of the world’s preeminent full service talent agencies in the entertainment industry. Mr. Berg’s experience as CEO and as a representative of some of the world’s most well-known celebrities offers the Board a unique perspective with respect to managing a global brand in rapidly-changing industries and in management, compensation, and operational matters.

H. Raymond Bingham, 64, has served as a Director and as a member of the Finance and Audit Committee (the “F&A Committee”) since November 2002, as a member and Chairman of the Committee on Independence Issues (the “Independence Committee”) since July 2003 and as a member and Chairman of the Governance Committee since August 2005. He has been a Managing Director of General Atlantic LLC, a leading global private equity firm providing capital for growth companies driven by information technology or intellectual property, since November 2006. From August 2005 to October 2006, Mr. Bingham was a self-employed private investor. He was Executive Chairman of the Board of Directors of Cadence Design Systems, Inc., a supplier of electronic design automation software and services, from May 2004 to July 2005 and served as a director of Cadence from November 1997 to July 2005. Prior to being Executive Chairman, he served as President and Chief Executive Officer of Cadence from April 1999 to May 2004 and as Executive Vice President and Chief Financial Officer from April 1993 to April 1999. Mr. Bingham also currently serves as a director of Flextronics International Ltd., STMicroelectronics N.V., Spansion Inc. and Dice Holdings, Inc.

Key Director Qualifications

As the former Chief Executive Officer of Cadence, Mr. Bingham brings to the Board first-hand experience in successfully leading and managing a large, complex global organization in the technology industry. In particular, Mr. Bingham’s experience in leading Cadence’s global expansion into India, China and Russia and the extension of Cadence’s technology leadership through a series of strategic acquisitions, internal research and development and venture investments provides the Board with a perspective readily applicable to challenges faced by Oracle. Mr. Bingham’s current role at General Atlantic requires him to be very familiar with companies driven by information technology or intellectual property. In addition, the Board benefits from Mr. Bingham’s financial expertise and significant audit and financial reporting knowledge, including his experience as the former Chief Financial Officer of Cadence. Mr. Bingham’s service as a director of large, complex global organizations, as well as smaller private companies, provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Michael J. Boskin, 64, has served as a Director since April 1994, as a member of the F&A Committee since July 1994 and Vice Chair of the F&A Committee since August 2005, and as a member of the Governance Committee since July 1994. He is the Tully M. Friedman Professor of Economics and Hoover Institution Senior Fellow at Stanford University, where he has been on the faculty since 1971. He is Chief Executive Officer and President of Boskin & Co., Inc., a consulting firm. He was Chairman of the President’s Council of Economic Advisers from February 1989 until January 1993. Dr. Boskin also currently serves as a director of Exxon Mobil Corporation.

Key Director Qualifications

Dr. Boskin is recognized internationally for his research on world economic growth, tax and budget theory and policy, U.S. saving and consumption patterns, and the implications of changing technology and demography on capital, labor, and product markets. He brings to the Board significant economic and financial expertise and provides the Board with a unique perspective on a number of challenges faced by Oracle due to its global operations, including, for example, questions regarding international tax and monetary policy, treasury functions, currency exposure, general economic and labor trends and risks. In addition, Dr. Boskin’s experience as Chief Executive Officer of his consultancy firm and as a director of large, complex global organizations provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Safra A. Catz, 48, has been a President since January 2004 and has served as a Director since October 2001. She was Chief Financial Officer from November 2005 until September 2008 and Interim Chief Financial Officer from April 2005 until July 2005. She served as an Executive Vice President from November 1999 to January 2004 and Senior Vice President from April 1999 to October 1999. She also currently serves as a director of HSBC Holdings plc.

Key Director Qualifications

In her current role at Oracle, Ms. Catz is primarily responsible for all operations at Oracle other than product development, sales and marketing, consulting and support. Ms. Catz leads the execution of our acquisition strategy and integration of acquired companies and products. As a member of our Board, we benefit from Ms. Catz’s 11 years with Oracle and her unique expertise regarding Oracle’s strategic vision, management and operations. Prior to coming to Oracle, Ms. Catz developed deep technology industry experience as a managing director with the investment banking firm Donaldson, Lufkin & Jenrette from 1997 to 1999 covering the technology industry. Through this experience, Ms. Catz brings valuable insight regarding the technology industry, generally, and in particular in the execution of our acquisition strategy. In addition, Ms. Catz’s service as a director of another large, complex global organization provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Bruce R. Chizen, 54, has served as a Director since July 2008 and as an alternate member of the F&A Committee since October 2008. He is currently an independent consultant and has served as Senior Adviser to Permira Advisers LLP since July 2008 and as a Venture Partner at Voyager Capital since August 2009. Mr. Chizen served as a strategic adviser to Adobe Systems Incorporated, a provider of design, imaging and publishing software for print, Internet and dynamic media production, from November 2007 through November 2008. From December 2000 to November 2007, Mr. Chizen served as Chief Executive Officer of Adobe and as its President from April 2000 to January 2005. He also served as Adobe’s acting Chief Financial Officer from November 2006 to February 2007. From August 1998 to April 2000 he was Adobe’s Executive Vice President, Products and Marketing. Mr. Chizen joined Adobe Systems in August 1994 and held various positions in its Consumer Products Division and Graphics Products Division. He served as a director of Adobe from December 2000 to April 2008. Mr. Chizen also currently serves as a director of Synopsys, Inc.

Key Director Qualifications

As the former Chief Executive Officer of Adobe, Mr. Chizen brings to the Board first-hand experience in successfully leading and managing a large, complex global organization in the technology industry. In particular, Mr. Chizen’s experience in heading the extension of Adobe’s product leadership provides the Board with a perspective applicable to challenges faced by Oracle. In addition, Mr. Chizen’s current roles at Permira and Voyager require him to be very familiar with companies driven by information technology or intellectual property, which provides the Board with valuable insights in its deliberations regarding Oracle’s acquisition and product strategies. In addition, the Board benefits from Mr. Chizen’s financial expertise and significant audit and financial reporting knowledge, including his experience as the former acting Chief Financial Officer of Adobe. Mr. Chizen’s service as a director of large, complex global organizations, as well as smaller private companies, provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

George H. Conrades, 71, has served as a Director since January 2008 and as a member of the Governance Committee since July 2008. He has served as Chairman of Akamai Technologies, Inc., a service provider for accelerating and improving the delivery of content and applications over the Internet, since May 2005 and as a Venture Partner at Polaris Venture Partners, an early stage investment company, since August 1998. He served as Chairman and CEO of Akamai Technologies from April 1999 to May 2005. Mr. Conrades also currently serves as a director of Harley-Davidson, Inc. and Ironwood Pharmaceuticals, Inc.

Key Director Qualifications

As the former Chief Executive Officer of Akamai, Mr. Conrades brings to the Board first-hand experience in successfully leading and managing a large, complex global organization in the technology industry. Mr. Conrades’ experience provides the Board with a perspective applicable to challenges faced by Oracle. In addition, Mr. Conrades’ current role at Polaris requires him to be very familiar with growth companies, including those driven by information technology or intellectual property, which provides the Board with valuable insights in its deliberations regarding Oracle’s acquisition and product strategies. Mr. Conrades’ service as a director of large, complex global organizations, as well as smaller private companies, provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Lawrence J. Ellison, 65, has been Chief Executive Officer and a Director since he founded Oracle in June 1977. He served as Chairman of the Board from May 1995 to January 2004.

Key Director Qualifications

Mr. Ellison is Oracle’s founder and has served as our Chief Executive Officer since we commenced operations in June 1977. Mr. Ellison is widely regarded as a technology visionary and one of the world’s most successful business executives. Mr. Ellison’s familiarity and knowledge of our technologies and product offerings are unmatched. He continues to lead the development and execution of our business, technology and acquisition strategies and for more than 30 years has successfully steered Oracle in new strategic directions in order to adapt to and stay ahead of our competition and changing industry trends. Mr. Ellison is our largest stockholder, owning approximately 23% of the outstanding shares of our common stock, directly aligning his interests with those of all of our stockholders.

Hector Garcia-Molina, 56, has served as a Director since October 2001 and as a member of the Compensation Committee and the Independence Committee since August 2005. He has been the Leonard Bosack and Sandra Lerner Professor in the Departments of Computer Science and Electrical Engineering at Stanford University since October 1995 and served as Chairman of the Department of Computer Science from January 2001 to December 2004. He has been a professor at Stanford University since January 1992. From August 1994 until December 1997, he was the Director of the Computer Systems Laboratory at Stanford University.

Key Director Qualifications

Widely regarded as an expert in computer science, Mr. Garcia-Molina brings to the Board significant technical expertise in the fields of computer science, generally, and database technology, specifically. Mr. Garcia-Molina is the author of numerous books, journal articles, papers and reports documenting his research on a variety of technology subjects, including distributed computing systems, digital libraries and database systems. Mr. Garcia-Molina is a Fellow of the Association for Computing Machinery and the American Academy of Arts and Sciences and, from 1997 to 2001, was a member the President’s Information Technology Advisory Committee. Mr. Garcia-Molina also serves as a Venture Advisor for Onset Ventures and is a member of technical advisory boards of numerous private companies. In these roles, and as a former director of other public companies, Mr. Garcia-Molina has helped oversee the strategy and operations of other technology companies and brings a valuable technical and industry-specific perspective to the Board’s consideration of Oracle’s product strategy, competitive positioning and current and future technology trends.

Jeffrey O. Henley, 65, has served as the Chairman of the Board since January 2004 and as a Director since June 1995. He served as an Executive Vice President and Chief Financial Officer from March 1991 to July 2004.

Key Director Qualifications

As a member of our Board, we benefit from Mr. Henley’s 19 years with Oracle and his significant expertise and knowledge regarding our strategic vision, management and operations. Mr. Henley meets regularly with significant Oracle customers and is instrumental in closing major commercial transactions worldwide. This role allows Mr. Henley to remain close to our customers and the technology industry, generally. Mr. Henley also brings to the Board significant financial and accounting expertise from his service as our former Chief Financial Officer, as well as CFO and other finance positions held by Mr. Henley prior to his joining Oracle.

Mark Hurd, 53, was elected as a director and appointed as our President on September 6, 2010. Prior to joining us, he served as Chairman of Hewlett-Packard Company from September 2006 to August 2010 and as Chief Executive Officer, President and a member of the Board of HP from April 2005 to August 2010. Prior to joining HP, Mr. Hurd served as Chief Executive Officer of NCR Corporation, a technology company, from March 2003 to March 2005 and as President from July 2001 to March 2005. Mr. Hurd also currently serves as a director of News Corporation, but will not stand for re-election to that board of directors at News Corp’s October 15, 2010 annual meeting.

Key Director Qualifications

In his current role at Oracle, Mr. Hurd is responsible for sales and marketing, consulting, support and Oracle’s industry-specific global business units. As a member of our Board, we will benefit from Mr. Hurd’s insight as he helps guide Oracle’s sales and marketing efforts, manages our support and consulting organizations and acts as a primary contact for our customers. As the former Chief Executive Officer of HP and NCR, Mr. Hurd brings to the Board first-hand experience in successfully leading and managing large, complex global sales, support and consulting organizations in the technology industry. Mr. Hurd’s hardware experience is particularly important to us given our recent acquisition of Sun Microsystems, Inc. In addition, Mr. Hurd’s prior experience as Chairman of HP’s board and as a director of another large, public company provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Donald L. Lucas, 80, has served as a Director since March 1980. He was Chairman of the Board from October 1980 to May 1990. He has served as a member of the F&A Committee since December 1982, as Chairman of the F&A Committee since 1987 and as a member of the Independence Committee since October 1999. He was a member and Chairman of the Executive Committee from December 1985 to July 2008, when the Committee was eliminated. He has been a self-employed venture capitalist since 1967. He also currently serves as a director of Cadence Design Systems, Inc. and 51job, Inc.

Key Director Qualifications

Mr. Lucas brings to the Board 30 years of association with Oracle, which began when Mr. Lucas was one of our first venture investors. His unique historical perspective on Oracle is valuable in the Board’s consideration of Oracle’s operations and strategy as well as the Board’s interactions with management. In addition, Mr. Lucas is highly regarded for his business judgment and significant investment and financial expertise and experience. Mr. Lucas’ success as a venture capitalist across a variety of industries, including technology, is well-known both domestically and internationally and provides the Board and Oracle with a valuable network of contacts around the world. He also has extensive experience over the course of his career as a director and advisor to a large number of small and large multinational companies, as well as private companies, including many technology companies, where he has helped oversee strategy, risk, and financial and accounting matters. This deep operational and financial expertise is valuable to the Board in its oversight of Oracle’s business.

Naomi O. Seligman, 72, has served as a Director since November 2005 and as a member of the Compensation Committee since June 2006. She has been a senior partner at Ostriker von Simson, a technology research firm which chairs the CIO Strategy Exchange, a forum which brings together senior executives in vital quadrants of the IT sector, since June 1999. From 1977 until June 1999, Ms. Seligman served as a co-founder and senior partner of the Research Board, Inc., a private sector institution sponsored by 100 chief information officers from major global corporations. Ms. Seligman also currently serves as a director of The Dun & Bradstreet Corporation and Akamai Technologies, Inc.

Key Director Qualifications

As senior partner at Ostriker von Simson and co-partner of the CIO Strategy Exchange, and in her prior role as a co-founder and senior partner of the Research Board, Ms. Seligman is recognized as a thought leader in the technology industry. Ms. Seligman also serves as a director of large multinational companies, where she helps oversee global strategy and operations which provides our Board with important perspectives in its evaluation of Oracle’s practices and processes. As a member of our Board, we also benefit from Ms. Seligman’s unique experience and customer-focused perspective and the valuable insights gained from the relationships she maintains throughout the technology industry.

Board Meetings

Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chairman, Chief Executive Officer, Presidents, Chief Financial Officer, Corporate Secretary and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees. The Board met six times during fiscal 2010: four were regularly scheduled meetings and two were special meetings. Each director attended at least 75% of all Board and applicable committee meetings in fiscal 2010.

Committees, Membership and Meetings

The current standing committees of the Board are the Finance and Audit Committee, the Nomination & Governance Committee, the Compensation Committee and the Committee on Independence Issues. The table below provides membership information during fiscal 2010, as well as meeting information for each such Board committee.

Committee Memberships during Fiscal 2010

Name	F&A	Governance	Compensation	Independence
Jeffrey Berg		M	C
H. Raymond Bingham	M	C		C
Michael J. Boskin	VC	M
Safra A. Catz
Bruce R. Chizen	A
George H. Conrades		M
Lawrence J. Ellison
Hector Garcia-Molina			M	M
Jeffrey O. Henley
Donald L. Lucas	C			M
Charles E. Phillips, Jr
Naomi O. Seligman			M
Number of 2010 Meetings	11	5	11	4

M	Member	A	Alternate Member
C	Chair	VC	Vice Chair

The Finance and Audit Committee

The primary functions of the F&A Committee are to provide advice with respect to financial matters, to oversee our accounting and financial reporting processes and the audits of our financial statements, to assist the Board of Directors in fulfilling its oversight responsibilities regarding audit, finance, accounting, tax and legal compliance and to evaluate merger and acquisition transactions and investment transactions proposed by our management. In particular, the F&A Committee is responsible for overseeing the engagement, independence and services of our independent auditors. The F&A Committee’s primary responsibilities and duties are to:

•	act as an independent and objective party to monitor our financial reporting process and internal control system;

•	review and appraise the audit efforts of our independent auditors;

•	oversee our internal audit department;

•	evaluate our quarterly financial performance at earnings review meetings;

•	oversee management’s establishment and enforcement of financial policies and business practices;

•	oversee our compliance with laws and regulations and Oracle’s Code of Ethics and Business Conduct;

•

provide an open avenue of communication between the Board of Directors and the independent auditors, General Counsel, financial and senior management, Chief Compliance & Ethics Officer and the internal audit department;

•	review and, if within its delegated range of authority, approve merger and acquisition and financial transactions proposed by our management; and

•

produce the Report of the Finance and Audit Committee of the Board as required by the rules and regulations of the SEC for inclusion in our proxy statement (included elsewhere in this proxy statement).

The F&A Committee held executive sessions with our independent auditors on six occasions in fiscal 2010. The F&A Committee operates under a written charter adopted by our Board of Directors. The F&A Committee monitors legislative and regulatory developments affecting corporate governance practices for U.S. public companies, and, from time to time, makes recommendations to our Board for revision of the F&A Committee charter to reflect such developments and evolving best practices. The F&A Committee charter is posted on our website under “Oracle Information—Corporate Governance” at www.oracle.com/investor.

The Independence Committee has determined that each member of the F&A Committee, including the alternate member, during fiscal 2010, satisfied both the SEC’s additional independence requirements for members of audit committees and the other requirements of the NASDAQ Stock Market LLC (“NASDAQ”) for members of audit committees. In addition, the Board has determined that each of Donald L. Lucas and H. Raymond Bingham qualifies as an “audit committee financial expert” as defined by the SEC rules.

The Nomination & Governance Committee

The Governance Committee has responsibility for monitoring corporate governance matters, including periodically reviewing the composition and performance of the Board and its committees (including reviewing the performance of individual directors) and overseeing our Corporate Governance Guidelines. The Governance Committee also considers and recommends qualified candidates for election as directors of Oracle. The Governance Committee charter is posted on our website under “Oracle Information—Corporate Governance” at www.oracle.com/investor.

The Compensation Committee

The primary functions of the Compensation Committee are to:

•	review and set all compensation arrangements, including, as applicable, salaries, bonuses and stock options, of our Chief Executive Officer, directors and other executive officers;

•	lead the Board in its evaluation of the performance of the Chief Executive Officer;

•

review and discuss the Compensation Discussion and Analysis section (“CD&A”) of our proxy statement with management and determine whether to recommend to the Board that the CD&A be included in our proxy statement;

•	produce the Compensation Committee Report as required by the rules and regulations of the SEC for inclusion in our proxy statement (included elsewhere in this proxy statement);

•	review and approve our stock plans and approve certain stock option awards;

•

assess the risks associated with our compensation practices, policies and programs applicable to employees to determine whether the risks arising from such practices, policies and programs are appropriate or reasonably likely to have a material adverse effect on Oracle; and

•	oversee our 401(k) Plan Committee and have responsibility for 401(k) Plan amendments.

The Compensation Committee helps us to attract and retain talented executive personnel in a competitive market and operates under a written charter adopted by the Board. The Compensation Committee charter was last amended in July 2010 and is posted on our website under “Oracle Information—Corporate Governance” at www.oracle.com/investor.

The Compensation Committee meets at scheduled times during the year, meets in executive session without management present and holds additional meetings from time to time, as necessary. In fiscal 2010, the Compensation Committee met 11 times.

In determining any component of executive or director compensation, the Compensation Committee considers the aggregate amounts and mix of all components in its decisions. Our legal department, human resources department and Corporate Secretary support the Compensation Committee in its work.

At the start of each fiscal year in connection with our Executive Bonus Plan, the Compensation Committee reviews and approves the annual performance goals for our executive officers. After the end of each fiscal year, the Compensation Committee evaluates the degree to which Oracle and our executives have met or exceeded their goals. The Compensation Committee may exercise its discretion to reduce bonus amounts paid under the Executive Bonus Plan but may not increase them beyond the amounts determined based on the criteria approved at the beginning of the year. See Proposal No. 2 included elsewhere in this proxy statement for details regarding the Executive Bonus Plan.

Please see the section titled “Executive Compensation—Stock Options and Option Grant Administration” included elsewhere in this proxy statement for a discussion of the Compensation Committee’s role as the administrator of our stock plans and for a discussion of our policies and practices regarding when we grant our stock options.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee, in consultation with management and Compensia, Inc., the committee’s outside advisor, over the course of several committee meetings has assessed the compensation policies and practices applicable to our executives and other employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on Oracle.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of Oracle or of any of our subsidiaries or affiliates. During the last fiscal year, none of our executive officers served on the board of directors or on the compensation committee of any other entity, any officers of which served either on our Board or on our Compensation Committee.

There are no related person transactions between us and any member of our Compensation Committee. However, Ms. Seligman, a member of our Compensation Committee, is currently a director of Akamai Technologies, Inc., with which we have a business relationship as described under “Transactions with Related Persons—Sales of Products and Services”. The transactions between Oracle and Akamai may be considered related person transactions because another of our directors, George H. Conrades, was an executive officer of Akamai until August 2010 and not because of Ms. Seligman’s position as a director of Akamai.

The Committee on Independence Issues

The Independence Committee is charged with reviewing and approving individual transactions, or a series of related transactions, involving amounts in excess of $120,000 between us (or any of our subsidiaries) and any of our affiliates, such as an executive officer, director or owner of 5% or more of our common stock. The Independence

Committee’s efforts are intended to ensure that each proposed related person transaction is on terms that, when taken as a whole, are fair to us. If any member of the Independence Committee would derive a direct or indirect benefit from a proposed transaction, he is excused from the review and approval process with regard to that transaction. The role of the Independence Committee also encompasses the monitoring of related person relationships as well as reviewing proposed transactions and other matters for potential conflicts of interest and possible corporate opportunities in accordance with our Supplemental Conflict of Interest Policy for Senior Officers. The Independence Committee also evaluates the independence of each non-management director as defined by NASDAQ listing standards. The Independence Committee charter is posted on our website under “Oracle Information—Corporate Governance” at www.oracle.com/investor.

Director Compensation

Our directors play a critical role in guiding our strategic direction and overseeing the management of Oracle. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors.

The many responsibilities and risks and the substantial time commitment of being a director of a public company require that we provide adequate incentives for our directors’ continued performance by paying compensation commensurate with our directors’ workload. Our non-employee directors are compensated based upon their respective levels of board participation and responsibilities, including service on board committees. Several of our directors serve on more than one committee. Annual cash retainers and formula stock option grants to the non-employee directors are intended to correlate to the responsibilities of each such director.

In fiscal 2010, our employee directors were Messrs. Ellison, Henley and Phillips and Ms. Catz. None of our employee directors receive separate compensation for serving as directors of Oracle.

Cash Retainer and Meeting Fees for Non-Employee Directors

During fiscal 2010, each of our non-employee directors received (a) an annual retainer of $52,500 for serving as a director of Oracle and (b) each of the applicable retainers and fees set forth below for serving as a chair or vice chair or as a member of one or more of the committees of the Board.

Annual Committee Member Retainers:
F&A Committee	$25,000
Compensation Committee	$25,000
Governance Committee	$15,000
Independence Committee	$15,000

Additional Annual Retainers for Committee Chairs:
F&A Committee (Chair and Vice Chair)	$25,000
Compensation Committee	$25,000
Governance Committee	$15,000
Independence Committee	$15,000

Fee per Board Meeting:
Regular Meeting	$3,000
Special Meeting	$2,000

Fee per Committee Meeting:
F&A Committee (other than Earnings Review Meetings)	$3,000
F&A Committee Earnings Review Meeting	$2,000
Compensation Committee	$3,000
Governance Committee	$2,000
Independence Committee	$2,000

Directors’ Equity Compensation

Non-employee directors also participate in our Amended and Restated 1993 Directors’ Stock Plan (the “Directors’ Plan”) which provides for stock options, restricted stock or other equity-based grants and awards to directors for their services. Non-employee directors currently receive the following grants of options to purchase our common stock under the Directors’ Plan:

(a)	Options to purchase 60,000 shares of our common stock, granted on the date an individual becomes a director; and

(b)	Options to purchase 45,000 shares of our common stock, granted on May 31 of each year, provided such director has served on the Board for at least six months as of the date of the grant.

We make additional annual grants of options to non-employee directors who also serve as the chair or vice chair of certain committees of the Board. Each of these grants is made on May 31 of each year to the director who, as of the date of grant, had served as a member of the relevant committee for one year (or, in the case of the vice chair of the F&A Committee, served as vice chair of the F&A Committee for six months). During fiscal 2010, the following additional option grants were made:

F&A Committee Chair	45,000 shares
F&A Committee Vice Chair	30,000 shares
Compensation Committee Chair	45,000 shares
Governance Committee Chair	15,000 shares
Independence Committee Chair	15,000 shares

All options granted to our non-employee directors vest 25% per year over four years on each anniversary of the date of grant.

Director Compensation for Fiscal 2010

The following table provides summary information concerning cash and other compensation we paid to non-employee directors for fiscal 2010. As further described above, non-employee directors receive cash retainers for Board membership, committee membership and committee chairmanship; cash fees for Board and committee meetings attended; and option grants for Board membership and committee chairmanship. Some of our non-employee directors serve on more than one committee. See “Committees, Membership and Meetings” above for a list of committees on which each director served during fiscal 2010.

Name	Fees Earned or Paid in Cash($)	Option Awards (1)(2) ($)	Total($)
Jeffrey S. Berg	155,358	573,741	729,099
H. Raymond Bingham	190,500	478,118	668,618
Michael J. Boskin	170,500	478,118	648,618
Bruce R. Chizen	120,500	286,871	407,371
George H. Conrades	93,500	286,871	380,371
Hector Garcia-Molina	132,929	286,871	419,800
Donald L. Lucas	162,500	573,741	736,241
Naomi O. Seligman	109,929	286,871	396,800

(1)

As required by SEC rules, amounts in this column present the aggregate grant date fair value of option awards computed in accordance with Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Codification (the “ASC”) 718, Compensation-Stock Compensation. The recipient has not presently realized a financial benefit from these awards because none of the options granted during fiscal 2010 are currently exercisable. For information on the valuation assumptions used in these computations, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended May 31, 2010.

(2)	The following table provides additional information concerning the option awards of our non-employee directors for fiscal 2010:

Name	Total Stock Option Awards Outstanding at 2010 Fiscal Year End (Shares)	Option Awards Granted During Fiscal Year 2010 (a) (Shares)

Jeffrey S. Berg	545,000	90,000
H. Raymond Bingham	340,000	75,000
Michael J. Boskin	800,000	75,000
Bruce R. Chizen	150,000	45,000
George H. Conrades	150,000	45,000
Hector Garcia-Molina	400,003	45,000
Donald L. Lucas	328,750	90,000
Naomi O. Seligman	270,000	45,000

(a)

The stock options reported in this column were granted on May 31, 2010, the last day of fiscal 2010, and vest 25% per year over four years on each anniversary of the date of grant. The stock options have a per share exercise price equal to the closing price on May 28, 2010 (the last trading day in the fiscal year) because the grant date was not a trading day.

CORPORATE GOVERNANCE

We regularly monitor developments in the area of corporate governance and review our processes and procedures in light of such developments. As part of those efforts, we review federal laws affecting corporate governance, as well as rules adopted by the SEC and NASDAQ. We believe that we have in place procedures and practices, including the following, which are designed to enhance our stockholders’ interests.

Corporate Governance Guidelines

The Board has approved Corporate Governance Guidelines for Oracle (the “Guidelines”). The Guidelines, which were last amended in April 2010, are posted on our website under “Oracle Information—Corporate Governance” at www.oracle.com/investor, and deal with the following matters:

•	director qualifications;

•	director majority voting policy;

•	director responsibilities, including risk oversight;

•	conflicts of interest;

•	Board committees;

•	director access to officers and employees;

•	director compensation;

•	director orientation and continuing education;

•	director and executive officer stock ownership;

•	Chief Executive Officer (“CEO”) evaluation;

•	performance evaluation of the Board and its committees; and

•	stockholder communications with the Board.

The Guidelines require that all members of the F&A, Compensation, Governance and Independence Committees must be “independent,” each in accordance with or as defined in the rules adopted by the SEC and NASDAQ. The Independence Committee makes this determination annually. The Board and each committee have the power to hire legal, accounting, financial or other outside advisors as they deem necessary in their best judgment without the need to obtain the prior approval of any officer of Oracle. Directors have full and free access to officers and employees of Oracle and may ask such questions and conduct investigations as they deem appropriate to fulfill their duties.

Conflicts of interest expectations for our non-employee directors are addressed in our Guidelines and provide that non-employee directors must:

•	annually disclose to our General Counsel all of his or her executive, employment, board of directors, advisory board or equivalent positions in other organizations;

•	disclose any such proposed positions with a public company before they become effective and any such positions with a private company promptly following his or her appointment to such entity; and

•	disclose any potential conflicts of interest that may arise from time to time with respect to matters under consideration of the Board.

The General Counsel must report all such disclosures to the Independence Committee, and the Board must consider such disclosures and other available information and take such actions as it considers appropriate. All directors are expected to comply with Oracle’s Code of Ethics and Business Conduct, except that for our non-employee directors, the provisions regarding conflicts of interest in the Guidelines supersede these same provisions in the Code of Ethics and Business Conduct.

Board members are expected to attend the Annual Meeting of Stockholders. All Board members who were members of the Board on the date of last year’s Annual Meeting of Stockholders attended last year’s Annual Meeting.

The Guidelines provide for regular executive sessions to be held by non-employee directors. The Guidelines also provide that the Board or Oracle will establish or provide access to appropriate orientation programs or materials for the benefit of newly elected directors, including presentations from senior management and visits to Oracle’s facilities.

Board members and executive officers are also required to own shares of Oracle stock. The Governance Committee sets and periodically reviews and makes changes to these ownership requirements. All directors are currently required to own at least 5,000 shares of our common stock. Any new members of the Board will be required to own 1,000 shares of our common stock within one year of the date such director joins the Board and to own 5,000 shares within two years of such date. All executive officers are currently required to own at least 5,000 shares of our common stock. Any new executive officer will be required to own 1,000 shares of our common stock within one year of the date such person becomes an executive officer and to own 5,000 shares within two years of such date. We believe that all of our Board members and executive officers are in compliance with these ownership requirements.

Under the Guidelines, the Board periodically evaluates the appropriate size of the Board and may make any changes it deems appropriate. The Governance Committee will periodically conduct self-evaluations to determine whether the Board and its committees are functioning effectively, and the results of these evaluations are reported to the Board. The Compensation Committee is required under the Guidelines to conduct an annual review of the CEO’s performance and compensation, and the Board reviews the Compensation Committee’s report to ensure the CEO is providing the best leadership for Oracle in the short and long term.

The Guidelines are posted on, and we intend to disclose any future amendments to the Guidelines on, our website under “Oracle Information—Corporate Governance” at www.oracle.com/investor.

Majority Voting Policy

The Guidelines set forth our majority voting policy for directors, which states that, in an uncontested election, if any director nominee receives an equal or greater number of votes “WITHHELD” from his or her election as compared to votes “FOR” such election (a “Majority Withheld Vote”) and no successor has been elected at such meeting, the director nominee shall tender his or her resignation following certification of the stockholder vote.

The Governance Committee shall promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant, including, but not limited to:

•	the stated reasons, if any, why stockholders withheld their votes;

•	possible alternatives for curing the underlying cause of the withheld votes;

•	the director’s tenure;

•	the director’s qualifications;

•	the director’s past and expected future contributions to Oracle; and

•	the overall composition of the Board.

The Board will act on the Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly publicly disclose in a report furnished to the SEC its decision regarding the tendered resignation, including its rationale for accepting or rejecting the tendered resignation. The Board may accept a director’s resignation or reject the resignation. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our bylaws. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

Any director who tenders his or her resignation pursuant to this policy shall not participate in the Governance Committee recommendation or Board action regarding whether to accept the resignation offer. However, if a majority of the members of the Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee among themselves to consider any resignation offers and recommend to the Board whether to accept such resignation offers.

Through this policy, the Board seeks to be accountable to all stockholders and respects the right of stockholders to express their views through their vote for directors. However, the Board also deems it important to preserve sufficient flexibility to make sound evaluations based on the relevant circumstances in the event of a greater than or equal to 50% “WITHHELD” vote against a specific director. For example, the Board may wish to assess whether the sudden resignations of one or more directors would materially impair the effective functioning of the Board. The Board’s policy is intended to allow the Board to react to situations that could arise if the resignation of multiple directors would prevent a key committee from achieving a quorum. The policy also would allow the Board to assess whether a director was targeted for reasons unrelated to his or her Board performance at Oracle. The policy imposes a short time frame for the Board to consider a director nominee’s resignation. The Board expects that, as in the past, nominees will be elected by a significant majority of “FOR” votes.

Board Leadership Structure

The roles of Chairman of the Board and Chief Executive Officer have been split by our Board. Mr. Henley is our Chairman, and Mr. Ellison is our Chief Executive Officer. The Board believes that the separation of the offices of the Chairman and CEO is appropriate at this time because it allows our CEO to focus primarily on Oracle’s business strategy, operations and corporate vision. In accordance with our bylaws, our Board elects our Chairman and our CEO, and each of these positions may be held by the same person or may be held by different people. As further described in our Guidelines, the Board does not have a policy mandating that the roles of Chairman and CEO continue to be separated.

Mr. Henley is not considered independent because he is an executive officer of Oracle (Mr. Henley also served as our Executive Vice President and Chief Financial Officer from March 1991 to July 2004). We currently have no policy mandating an independent lead director. The Board believes that a number of non-employee directors fulfill the lead director role at various times, including during executive sessions, depending upon the particular issues involved. As set forth in our Guidelines, on an annual rotating basis, the chairpersons of the Governance Committee (presently, H. Raymond Bingham) and the Compensation Committee (presently, Jeffrey S. Berg) serve as the presiding director at executive sessions of the Board. The Board believes it is appropriate at this time for an employee director to serve as the Chairman of the Board because of Mr. Henley’s extensive knowledge of and history with Oracle and the strong oversight function of the Board’s independent directors. The Board consists of a substantial majority of independent directors who exercise this oversight function, and the Board’s Compensation, F&A, Governance and Independence Committees are comprised solely of independent directors.

Board’s Role in Risk Oversight

While management is responsible for assessing and managing risks to Oracle, our Board is responsible for overseeing management’s efforts to assess and manage risk. The Board’s risk oversight areas of focus include, but are not limited to:

•	management and Board succession planning;

•	managing Oracle’s long-term growth;

•	strategic and operational planning, including significant acquisitions and the evaluation of our capital structure and long-term debt financing; and

•	legal and regulatory compliance.

While the Board has the ultimate oversight responsibility for Oracle’s risk management policies and processes, various committees of the Board also have responsibility for risk oversight. The F&A Committee oversees risks associated with our financial statements and financial reporting, mergers and acquisitions, credit and liquidity, information technology and security, litigation and code of ethics and business conduct compliance. The Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and employee compensation generally. The Governance Committee oversees risks associated with our overall governance practices and the leadership structure of the Board (as further described above under “Board Leadership Structure”). The Independence Committee reviews risks arising from transactions with related persons and director independence issues.

Our Board is kept informed of each committee’s risk oversight and other activities via regular reports of the committee chairs to the full Board. Our Board’s role in risk oversight is consistent with the Board’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing Oracle’s risk exposure, and the Board and committees of the Board providing oversight in connection with those efforts.

Board of Directors and Director Independence

Each of our directors stands for election every year. We do not have a classified or staggered board. If the director nominees are elected at the Annual Meeting, the Board will continue to be composed of four employee directors (Messrs. Ellison, Hurd and Henley, and Ms. Catz) and eight independent directors. The Independence Committee has determined that each of the following directors is independent (as defined by NASDAQ listing standards): Messrs. Berg, Bingham, Chizen, Conrades, Garcia-Molina and Lucas, Dr. Boskin and Ms. Seligman; and that, therefore, all directors who serve on the Compensation, F&A, Governance and Independence Committees are independent under the NASDAQ listing standards.

In making the independence determinations, the following relationships were considered:

•	Mr. Lucas is a co-trustee of trusts for the benefit of Mr. Ellison’s children.

•

Dr. Boskin and Mr. Garcia-Molina are both employed by Stanford University, which has received donations from both Oracle and various Board members. The donations from Oracle to Stanford University fall within NASDAQ prescribed limits. In addition, certain Board members serve on advisory or oversight Boards at Stanford University or are otherwise employed part-time by Stanford University.

•

Mr. Conrades is Chairman of Akamai Technologies, Inc. (an executive position until August 2010) and Ms. Seligman is a director of Akamai. Akamai provides services for accelerating and improving the delivery of content and applications over the Internet. Akamai has purchased software and services from us and we have purchased services from Akamai in the past three years, however the amounts involved fall within NASDAQ prescribed limits.

The independent members of our Board held an executive session following each of the regularly scheduled Board meetings, for a total of four meetings in fiscal 2010.

The function of each standing committee is described under the heading “Board of Directors—Committees, Membership and Meetings” included elsewhere in this proxy statement. Each committee periodically reviews its charter as legislative and regulatory developments and business circumstances warrant. Each of the committees may make additional recommendations to our Board for revision of its charter to reflect evolving “best practices”. The charters for the Compensation, F&A, Governance and Independence Committees are posted on our website under “Oracle Information—Corporate Governance” at www.oracle.com/investor.

The Board routinely reviews and discusses its succession plans for Oracle’s senior management, including our Chief Executive Officer.

The F&A Committee has adopted a requirement that if an F&A Committee member wishes to serve on more than three audit committees of public companies, the member must obtain the approval of the F&A Committee, which shall determine whether the director’s proposed service on the other audit committee(s) will detract from his/her performance on our F&A Committee.

Nomination of Directors

In general, nominations for the election of directors may be made by (1) the Board or the Governance Committee or (2) any stockholder entitled to vote who has delivered written notice to our Corporate Secretary no later than the notice deadline set forth in our bylaws and has complied with the notice procedures set forth in our bylaws. Stockholders may also submit recommendations for director candidates to the Governance Committee for its consideration for nomination as described below.

Nomination and Governance Committee and Corporate Governance Guidelines

The Governance Committee monitors corporate governance matters and considers and recommends qualified candidates for election as directors of Oracle. The Corporate Governance Guidelines set forth the Governance Committee’s policy regarding the consideration of all properly submitted stockholder candidates for membership on the Board as well as candidates submitted by current Board members and others. The Guidelines are posted on our website under “Oracle Information—Corporate Governance” at www.oracle.com/investor. Any stockholder wishing to submit a candidate for consideration for nomination by the Governance Committee must provide a written notice recommending the candidate for election at the next Annual Meeting of Stockholders to Dorian Daley, Senior Vice President, General Counsel & Secretary at 500 Oracle Parkway, Mailstop 5op7, Redwood City, California 94065 or by fax at 1-650-506-3055, with a confirmation copy sent by mail. The written notice must include the candidate’s name, biographical data and qualifications and a written consent from the candidate agreeing to be named as a nominee and to serve as a director if nominated and elected. By following these procedures, a stockholder will ensure consideration of a submitted candidate by the Governance Committee. However, there is no guarantee that the candidate will be nominated. Any stockholder seeking to nominate one or more directors must comply with applicable bylaw procedures, which are described below under “Stockholder Nominations and Bylaw Procedures”. The deadlines to submit director candidates for the Governance Committee’s consideration are the same as the deadlines for nominating directors in our bylaws.

Our Corporate Governance Guidelines contain Board membership qualifications that apply to Board nominees recommended by the Governance Committee. The Governance Committee strives for a mix of skills, experience and perspectives that will help create an outstanding, dynamic and effective Board to represent the interests of the stockholders. In selecting nominees, the Governance Committee assesses the independence, character and acumen of candidates and endeavors to collectively establish a number of areas of core competency of the Board. For additional details regarding Board qualifications and the specific experiences, qualifications and skills of each of our director nominees, see “Board of Directors—Nominees for Directors” included elsewhere in this proxy statement.

Potential candidates for directors are generally suggested to the Governance Committee by current Board members and stockholders and are evaluated at meetings of the Governance Committee. In evaluating such candidates, every effort is made to complement and strengthen skills within the existing Board. The Governance Committee seeks Board endorsement of the final candidates recommended by the Governance Committee. The same identifying and evaluating procedures apply to all candidates for director, whether submitted by stockholders or otherwise.

Stockholder Nominations and Bylaw Procedures

Our bylaws establish procedures pursuant to which a stockholder may nominate a person for election to the Board. Our bylaws are posted on our website under “Oracle Information—Corporate Governance” at www.oracle.com/investor.

To nominate a person for election to the Board, a stockholder must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such notice must also contain information specified in the bylaws as to the director nominee, information about the stockholder making the nomination and the beneficial owner, if any, on behalf of whom the nomination is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a nomination and to solicit proxies in support of it. We may require any proposed nominee to furnish information concerning his or her eligibility to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence of the nominee.

Deadlines to Submit Nominations

To nominate a person for election to the Board at our annual meeting of stockholders, written notice of a stockholder nomination must be delivered to our Secretary not less than 90 nor more than 120 days prior to the one year anniversary of the date on which we first mailed the proxy materials for the prior year’s annual meeting. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting. This year, our proxy statement is dated September 7, 2010; therefore, we must receive any notice of recommendation for next year’s annual meeting between May 10, 2011 and June 9, 2011.

A stockholder may make nominations of persons for election to the Board at a special meeting if the stockholder delivers written notice to our Secretary not before the 120th day prior to such special meeting and not after the later of the 90th day prior to such special meeting or the 10th day following the announcement of the meeting date. At a special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to our notice of meeting.

Stockholder nominations must be addressed to Dorian Daley, Senior Vice President, General Counsel & Secretary and must be mailed to her at Oracle Corporation, 500 Oracle Parkway, Mailstop 5op7, Redwood City, California 94065, or faxed to her at 1-650-506-3055, with a confirmation copy sent by mail.

If the number of directors to be elected to the Board is increased and we do not make a public announcement specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s written notice of nominees for any new position will be considered timely if it is delivered to our Corporate Secretary by the 10th day following the announcement.

Communications with the Board

Any stockholder wishing to communicate with any of our directors regarding Oracle may write to the director, c/o the Secretary of Oracle at 500 Oracle Parkway, Mailstop 5op7, Redwood City, California 94065 or by fax at 1-650-506-3055. The Secretary will forward these communications directly to the director(s) specified or, if none is specified, to the Chairman of the Board.

Employee Matters

Code of Conduct. In 1995, we adopted a Code of Ethics and Business Conduct (the “Code of Conduct”). We require all employees, including our senior officers and our employee directors, to read and to adhere to the Code of Conduct in discharging their work-related responsibilities. Our Compliance and Ethics Program involves the administration of training regarding and enforcement of the Code of Conduct and is under the direction of our Chief Compliance and Ethics Officer. We have also appointed Regional Compliance and Ethics Officers to oversee the application of the Code of Conduct in each of our geographic regions. We provide mandatory web-based general training with respect to the Code of Conduct, and we also provide additional live and web-based training on specific aspects of the Code of Conduct from time to time to certain employees. Employees are expected to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. The Code of Conduct is posted on, and we intend to disclose any future amendments to or waivers granted to our executive officers from a provision to the Code of Conduct on, our website under “Oracle Information—Corporate Governance” at www.oracle.com/investor.

Compliance and Ethics Helpline. With oversight from the F&A Committee, we have established procedures to receive, retain and address employee complaints submitted to Oracle. These procedures include a confidential telephone helpline to answer employees’ ethics questions and to report employees’ ethical concerns and incidents including, without limitation, concerns about accounting, internal controls or auditing matters. We have also adopted an Internet-based incident reporting system that enables employees to submit any ethical concerns and incidents via a secure Internet site. The helpline and the Internet-based incident reporting system are available 24 hours a day, seven days a week. Interpreters are provided to helpline callers who want to communicate in languages other than English, and the incident reporting system is available in different foreign languages. Employees may choose to remain anonymous. Certain jurisdictions, however, limit topics that may be reported anonymously; employees who identify themselves as being from affected countries are alerted if special reporting rules apply to them.

Supplemental Conflict of Interest Policy for Senior Officers. Our Supplemental Conflict of Interest Policy for Senior Officers (the “Conflict of Interest Policy”), which supplements the Code of Conduct applicable to all employees, addresses several potential conflict of interest issues and requires prompt and annual disclosure to an executive, an executive committee or the Independence Committee, as applicable, of actual or potential conflicts of interest with respect to financial interests and corporate opportunities involving senior officers and their related persons. A financial interest involves (a) an existing or potential significant investment in any entity with which we have, or are negotiating, a material transaction or arrangement and (b) any existing or potential compensation arrangement or right with such entity.

Each person subject to the policy must report any actual or potential conflict of interest that he or she believes has gone unreported. The executive or committee to whom any such disclosure is made will decide if the disclosed facts constitute an actual conflict of interest. If such person or committee determines that a conflict of interest exists, such person or committee can determine whether we will enter into the transaction or arrangement in issue or, in the case of a corporate opportunity, the transaction or arrangement will remain available for us to pursue. Each senior officer and director must annually confirm in writing that such person has read this policy and is in compliance with it.

The Conflict of Interest Policy is posted on, and we intend to disclose any future amendments to or waivers granted to our executive officers from a provision of the Conflict of Interest Policy on, our website under “Oracle Information—Corporate Governance” at www.oracle.com/investor.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of August 9, 2010, the record date, with respect to the beneficial ownership of our common stock by: (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock; (ii) each director or nominee; (iii) each executive officer named in the Summary Compensation Table; and (iv) all current executive officers and directors as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class

Lawrence J. Ellison (2)	1,184,321,324	23.4%
500 Oracle Parkway, Redwood City, CA 94065
Capital Research Global Investors (3)	271,992,100	5.4%
333 South Hope Street, Los Angeles, CA 90071
Jeffrey S. Berg (4)	347,500	*
H. Raymond Bingham (5)	168,750	*
Michael J. Boskin (6)	617,500	*
Safra A. Catz (7)	15,711,139	*
Bruce R. Chizen (8)	46,250	*
George H. Conrades (9)	51,250	*
Jeff Epstein (10)	630,423	*
Hector Garcia-Molina (11)	289,170	*
Jeffrey O. Henley (12)	5,884,516	*
Thomas Kurian (13)	5,027,115	*
Donald L. Lucas (14)	1,364,167	*
Charles E. Phillips, Jr. (15)	5,000	*
Naomi O. Seligman (16)	171,145	*

All current executive officers and directors as a group (26 persons) (17)	1,224,079,443	24.3%

*	Less than 1%

(1)	Unless otherwise indicated below, each stockholder listed had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, if applicable.

(2)

Includes 26,900,000 shares subject to currently exercisable options or options exercisable within 60 days of the record date and includes 911,744 shares owned by Mr. Ellison’s spouse of which he disclaims beneficial ownership. Includes 220,000,000 shares pledged as collateral to secure certain personal indebtedness, including various lines of credit.

(3)

Based solely on information in a Schedule 13G dated February 9, 2010 filed by Capital Research Global Investors. The Schedule 13G indicates that as of December 31, 2009, Capital Research Global Investors was the beneficial owners with sole dispositive power as to 271,992,100 shares, with sole voting power as to 83,500,500 shares.

(4)	Includes 342,500 shares subject to currently exercisable options or options exercisable within 60 days of the record date.

(5)	Includes 163,750 shares subject to currently exercisable options or options exercisable within 60 days of the record date.

(6)	Includes 612,500 shares subject to currently exercisable options or options exercisable within 60 days of the record date.

(7)	Includes 15,700,000 shares subject to currently exercisable options or options exercisable within 60 days of the record date.

(8)	Includes 5,000 shares held in trust for the benefit of Mr. Chizen and his spouse and 41,250 shares subject to currently exercisable options or options exercisable within 60 days of the record date.

(9)	Includes 41,250 shares subject to currently exercisable options or options exercisable within 60 days of the record date.

(10)	Includes 625,000 shares subject to currently exercisable options or options exercisable within 60 days of the record date.

(11)	Includes 284,170 shares subject to currently exercisable options or options exercisable within 60 days of the record date.

(12)

Includes 934,516 shares held in trust for the benefit of Mr. Henley and his spouse and 4,950,000 shares subject to currently exercisable options or options exercisable within 60 days of the record date.

(13)	Includes 4,997,500 shares subject to currently exercisable options or options exercisable within 60 days of the record date.

(14)

Includes 5,000 shares held in trust for the benefit of Mr. Lucas. Includes 92,500 shares subject to currently exercisable options or options exercisable within 60 days of the record date. Includes 1,266,667 shares held in trust for the benefit of the children of Mr. Ellison, our CEO, for which Mr. Lucas is a co-trustee but not a beneficiary. Mr. Lucas disclaims beneficial ownership of such shares held in trust for Mr. Ellison’s children.

(15)	Mr. Phillips resigned as President and as a director on September 5, 2010.

(16)

Includes 7,397 shares owned by Ms. Seligman’s spouse of which she disclaims beneficial ownership. Includes 157,500 shares subject to currently exercisable options or options exercisable within 60 days of the record date.

(17)

Includes all shares described in notes (2) and (4) through (16) above, 122,543 additional shares beneficially owned and 9,321,651 additional shares subject to currently exercisable options or options exercisable within 60 days of the record date.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses our compensation program for our “named executive officers” in fiscal 2010 who were: Lawrence J. Ellison, our Chief Executive Officer (the “CEO”); Jeff Epstein, our Chief Financial Officer (the “CFO”); and our three most highly compensated executive officers other than our CEO and CFO – our Presidents in fiscal 2010, Safra A. Catz and Charles E. Phillips, Jr., and Thomas Kurian, our Executive Vice President, Product Development. Mr. Phillips resigned as President in fiscal 2011.

Executive Summary

We believe we have a “results-oriented” executive compensation program. Our overall target executive compensation levels are significantly above average, but actual payment of most of this compensation requires successful performance. Our executive compensation program is designed primarily to incentivize and to reward the achievement of financial and performance goals using metrics that we believe are the best indicators of the success of our business, including annual growth in pre-tax profits on a non-GAAP basis. We believe the fiscal 2010 financial performance goals were again set at levels that were difficult to achieve (as further discussed below).

In fiscal 2010, our executive compensation program continued to consist of three principal elements: (1) base salary; (2) annual performance cash bonus; and (3) long-term incentive compensation in the form of stock options. The Compensation Committee considers the overall compensation paid to our named executive officers for fiscal 2010 appropriate for several reasons, including our continued achievement of profitability and revenue growth (in fiscal 2010, our GAAP total revenues were up 15%, GAAP operating income was up 9%, GAAP net income was up 10% and GAAP earnings per share were up 11%, in each case as compared against fiscal 2009).

Consistent with our results-oriented program, and as described in detail below, in fiscal 2010:

•

Our financial performance was strong and superior to the financial performance of most of the peer companies against which we compare our executive compensation. Consequently, our named executive officers each received cash bonuses above their target amounts.

•

During fiscal 2010, our CEO agreed to reduce his salary to $1. With the exception of our Executive Vice President, Product Development (who received an increase in his salary in connection with his promotion in fiscal 2010), all of our other named executive officers’ salaries remained unchanged from fiscal 2009. Although we achieved success in fiscal 2010, we felt these actions were appropriate due to our focus on variable compensation.

•

We continued to emphasize variable compensation that is realized only through continued improved performance in the form of grants of stock options and annual performance bonuses rather than focusing on guaranteed compensation, such as base salary or time-based restricted stock.

Objectives of our Compensation Program

The objectives of our executive compensation program are to:

•	attract and retain highly talented and productive executives;

•	provide incentives for superior performance; and

•	align the interests of our executive officers with those of our stockholders.

Our executive compensation philosophy, both in fiscal 2010 and historically, is to reward the individuals with the greatest responsibilities and our top performers (i.e., those with the potential to contribute the most to the success of our business) with very attractive pay packages, but only if they and Oracle achieve a high level of performance. Therefore, we set overall target compensation significantly above the average compensation level of selected companies to which we annually compare our executive compensation (as further described under “Peer Company Executive Compensation Comparison” below). However, actual payment of most of the target cash compensation depends on the successful achievement of financial performance goals which we believe were difficult to attain. Consistent with this philosophy and as further discussed below, as a result of our successful performance in fiscal 2010, all of our named executive officers received cash bonuses above their target amounts. In addition, equity compensation for our named executive officers consists entirely of stock options and no grants of restricted stock. Stock options, unlike restricted stock, require our stock price to increase above a set price (the option grant price) for any gains to be realized. We believe that significantly above-average target compensation levels, linked to specific performance metrics and the achievement of specified performance goals, coupled with grants of stock options, are essential to motivating and retaining our executives.

Within Oracle, executive compensation is weighted most heavily towards our most senior executives because we believe they have the potential to make, and do make, the greatest impact on our business and financial results.

What Our Compensation Program is Designed to Reward

Our executive compensation program is designed primarily to incentivize and reward the achievement of financial and performance goals using metrics which we believe are the best indicators of the success of our business. Since we believe that a growing, profitable company creates stockholder value, the design of our executive compensation program in fiscal 2010 continued to emphasize the achievement of profitability and growth.

The metric approved by the Compensation Committee for our named executive officers’ annual performance cash bonuses was growth in our pre-tax profit on a non-GAAP basis. This metric was designed to emphasize the creation of stockholder value through growth in our company-wide, pre-tax profits on a non-GAAP basis.

Through the use of stock options (which represent a significant portion of our executives’ potential long-term compensation and are a non-cash expense to Oracle), our executive compensation program is also designed to:

•	reward growth in our stock price, which directly benefits our stockholders;

•	provide strong incentives for the executives to remain employed with us; and

•	support our long-term success.

Our variable compensation programs (annual performance cash bonuses and stock option awards) are designed to reward our named executive officers only for improved financial performance and increased stockholder value. For example, if our company-wide, pre-tax profits on a non-GAAP basis had either remained the same or decreased between fiscal 2009 and fiscal 2010, none of our named executive officers would have received a cash bonus under our executive bonus plan even if we had been profitable for the year. We believe this results-oriented program that is directly linked to our performance significantly motivates our executives to contribute to our financial success and aligns our executives’ interests with those of our stockholders.

Elements of Our Compensation Program: Why We Chose Each and How Each Was Related to Our Objectives

In fiscal 2010, our executive compensation program consisted of the following three principal elements: (1) base salary; (2) annual performance cash bonus; and (3) long-term incentive compensation in the form of stock options. Each of these elements of our executive compensation program in fiscal 2010 is summarized in the following table and described in more detail below.

Relationship to Compensation Objectives
Compensation Element	Designed to Reward
Base Salary	Experience, knowledge of the industry, duties and scope of responsibility	Provide a minimum, fixed level of cash compensation to attract and retain talented executives who can successfully design and implement our business strategy

Annual Performance Cash Bonus	Success in achieving annual results	Motivate and reward executives to achieve or exceed annual financial performance goals

Long-Term Equity Compensation—Stock Options	Success in achieving long-term results

Align the executives’ interests with long-term stockholder interests in order to increase overall stockholder value

Motivate and reward executives for achieving long-term results

Retain key executives in a competitive market for talent

The chart below shows how each element of compensation disclosed in the Summary Compensation Table below was weighted for our named executive officers as a group during fiscal 2010.

As illustrated by the chart above, we placed the greatest emphasis on compensation through stock option awards, which we believe aligns the executives’ interests with long-term stockholder interests and motivates and rewards the executives for achieving long-term results. As discussed in more detail below, we do not believe that the accounting fair values of our stock option grants set forth in the Summary Compensation Table and reflected in the chart above are necessarily an accurate measure of the compensation received by our senior executives.

Consistent with our philosophy of paying for realized performance, we also emphasize variable annual cash bonuses over guaranteed forms of compensation, such as base salary or time-based restricted stock. We design our compensation mix to encourage our named executive officers to take appropriate risks that are consistent with our business strategy of improving our performance and building long-term stockholder value. As part of its annual risk review, the Compensation Committee considered, among others, the following factors which mitigate incentives for our executives to take inappropriate risks:

•

Stock options granted to our senior executives vest 25% each year over a period of four years. Stock options only realize value through long-term appreciation of our stock price, which mitigates excessive short-term risk taking.

•

All annual cash bonuses are subject to a cap and may be decreased in the Compensation Committee’s sole discretion, which protects against an executive receiving a windfall or disproportionately large bonus.

•

The financial metric used in the annual cash bonus awards is regularly used by our management to understand, manage and evaluate our business and make operating decisions. Using this metric further aligns our executives’ interests with our business goals.

•

Each of our executive officers is subject to stock ownership requirements as described below under “Stock Ownership Considerations”. As a result of these stock ownership requirements, our executives would lose value if our stock price dropped due to inappropriate or unnecessary risk taking.

Base Salary

Base salary represents the only fixed component of the three principal elements of our executive compensation program and is intended to provide a baseline, minimum amount of annual compensation for our executives. When setting base salary levels each year, the Compensation Committee considers the salaries that our peer companies pay, our performance and the executive’s performance.

Consistent with our compensation philosophy, base salaries tend to remain unchanged unless an individual is promoted or the Compensation Committee determines that an adjustment is necessary. In fiscal 2010, the salaries of our named executive officers remained the same as in fiscal 2009 with the following two exceptions: our CEO agreed to decrease his annual salary to $1 and Mr. Kurian’s salary was increased in connection with his promotion to Executive Vice President, Product Development.

Annual Performance Cash Bonus

Our annual performance cash bonus plan is formula-based and seeks to motivate our senior executives by rewarding them when our annual financial performance goals are met or exceeded. The specific bonus formula was selected to achieve target cash bonus amounts for our named executive officers based on the corporate financial performance goals and targets that we chose for fiscal 2010. Additionally, the relative difficulty of achieving the fiscal 2010 target bonuses generally increased as compared to achieving the fiscal 2009 target bonuses as further described below.

For our named executive officers, we believe one of the most important factors against which to measure their performance is year-over-year improvement in Oracle’s non-GAAP pre-tax profits, as defined below. In fiscal 2010:

•	our CEO’s bonus was equal to 0.500% multiplied by the growth in our non-GAAP pre-tax profits over the preceding fiscal year;

•	our CFO’s bonus was equal to 0.066% multiplied by the growth in our non-GAAP pre-tax profits over the preceding fiscal year; and

•	our other three named executive officers’ bonuses were equal to 0.300% multiplied by the growth in our non-GAAP pre-tax profits over the preceding fiscal year.

If our non-GAAP pre-tax profits did not grow from one fiscal year to the next, then the above-mentioned named executive officers would not be paid any bonus under our executive bonus plan even if we had been profitable that year. The formulae percentages described above remained constant for Messrs. Ellison, Epstein and Phillips and Ms. Catz from fiscal 2009 to fiscal 2010 because the Compensation Committee determined that these percentages resulted in target bonuses that adequately incentivized and rewarded our named executive officers.

For fiscal 2010, our named executive officers each received a cash bonus (in accordance with a pre-established bonus formula) that was approximately 155% of their target bonuses and were paid an average of 78% more than the bonus amounts they were paid in fiscal 2009. Consistent with our results-oriented program, the bonuses we paid to our named executive officers increased in fiscal 2010 because our non-GAAP pre-tax profits grew significantly during fiscal 2010 and exceeded the difficult target levels approved by the Compensation Committee at the beginning of fiscal 2010.

The metric we used in our fiscal 2010 executive bonus plan for our named executive officers was our non-GAAP pre-tax profit. This non-GAAP pre-tax profit metric is comprised of our GAAP income before provision for income taxes for fiscal 2010, excluding our fiscal 2010 stock-based compensation expenses, acquisition related and other expenses, restructuring expenses and amortization of intangible assets and a fair value adjustment to our inventories assumed from our acquisition of Sun Microsystems, Inc. in fiscal 2010, which increased our cost of hardware products expenses as we sold these inventories to customers during fiscal 2010. The non-GAAP pre-tax profit metric also included an adjustment to increase our GAAP income before provision for income taxes for the full amount of support revenues recognized from acquired support contracts as if these acquired companies had remained independent entities during fiscal 2010. This metric is regularly used by our management internally to understand, manage and evaluate our business and make operating decisions.

Long-term Incentive Compensation—Stock Options

In fiscal 2010, our equity incentive program for our named executive officers consisted exclusively of stock options and no restricted stock or other equity awards were granted. Stock options give the executives the right to purchase at a specified price (that is, the market price of our common stock on the date when the option is granted) a specified number of shares of our common stock for a specified period of time (generally ten years). The named executive officers can exercise this right for the remainder of this specified period of time as the options vest (i.e., become exercisable) over four years.

Our executives realize value on these options only if:

•	our stock price increases (which benefits all stockholders); and

•	the executives remain employed with us beyond the date that their options vest.

The options granted to our named executive officers vest 25% each year over a period of four years and have an exercise price equal to the market price of our common stock on the grant date.

The Compensation Committee believes that option grants to our senior executives align their interests with stockholder interests by creating a direct link between compensation and stockholder return; give the executives a significant, long-term interest in our success; and create a significant retention tool for key executives in a competitive market for talent.

We believe stock options, as opposed to other forms of equity awards like restricted stock, are consistent with our results-oriented program. When our stock price has not grown, our executives realized little, if any, value from this component of their compensation. We believe this is appropriate because our stockholders also would not have benefited significantly from owning our stock. As our stockholders have been rewarded due to the increase in our stock price, the value of our executives’ stock options has also increased.

We do not believe that the accounting fair values of our stock option grants reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table included elsewhere in this proxy statement are necessarily an accurate measure of the compensation received by our senior executives. We believe our executives are motivated by the potential for appreciation in our stock price through the use of stock options and not by the accounting values of the stock options. We believe the intrinsic values (i.e., the amount by which our stock price exceeds the option exercise price) of unexercised stock options are a better indicator of their true value and worth to our executives and, therefore, the incentive value of the options. For example, while we report the grant date fair values of our stock option grants for accounting purposes in the Grants of Plan-Based Awards Table, our executives do not realize these amounts in any tangible way when the options are granted, as demonstrated in the table below. Our executives only realize benefits from their stock options to the extent the options are “in the money” (i.e., our stock price exceeds the stock option exercise price) when they exercise their vested stock options.

Name	Size of Option Grant in Fiscal Year 2010 (Shares)	Accounting Grant Date Fair Value of Option Grants in Fiscal Year 2010 ($) (1)	Intrinsic Value of FY10 Option Grants as of Fiscal Year End (5/31/2010) ($) (2)	Intrinsic Value of Fiscal Year 2010 Option Grants as of Record Date (8/9/2010) ($) (2)
Lawrence J. Ellison	7,000,000	61,946,500	10,710,000	22,540,000
Jeff Epstein	500,000	3,174,450	765,000	1,610,000
Safra A. Catz	5,000,000	31,744,500	7,650,000	16,100,000
Charles E. Phillips, Jr.	4,000,000	25,395,600	6,120,000	12,880,000
Thomas Kurian	4,000,000	23,809,600	6,120,000	12,880,000

(1)	As determined in accordance with SEC rules and presented in the Summary Compensation Table below.

(2)

The named executive officers may not realize the amounts in this column because the option shares granted in fiscal 2010 vest 25% each year over four years and the executive must remain employed with us through the vesting date or the unvested option shares will be forfeited. None of the options granted had vested as of May 28, 2010 (which was the last trading day of fiscal 2010) and only 25% had vested as of August 9, 2010 (the record date). All stock options were granted on July 2, 2009 with an exercise price of $21.04, which was the closing price of Oracle’s common stock on the NASDAQ Global Select Market on the grant date. The closing price of the common stock on May 28, 2010 was $22.57 and on August 9, 2010 was $24.26. The intrinsic value above is a multiple of the closing price of Oracle’s common stock on the specified date, less the exercise price of the option, multiplied by the number of option shares.

Our corporate philosophy with regard to granting stock options is to:

•	be attentive to the overall number and value of shares underlying the stock options being granted;

•

spread the grant of stock options among a relatively small number of employees, with a focus on our engineers and developers, but make the largest stock option grants to our top performers and individuals with the greatest responsibilities; and

•	manage the overall net stock dilution.

Our cumulative potential dilution since June 1, 2007 has been a weighted average annualized rate of 1.3% per year, which we consider to be significantly lower than the dilution at peer companies against which we compare our executive compensation and does not factor in any repurchases of common stock that Oracle made over this period.

Within this framework, the factors that the Compensation Committee considers in determining the size of option grants to our named executive officers include:

•	our potential future financial performance in the named executive officer’s principal area of responsibility and the degree to which we wish to incentivize the executive;

•	the potential contributions the named executive officer can make to our success;

•	the named executive officer’s expected progress toward non-financial goals within his or her area of responsibility;

•	the named executive officer’s performance;

•	the named executive officer’s experience and level of responsibility;

•	our retention goals for the named executive officer;

•	the appropriate mix of compensation (i.e., short-term versus long-term, guaranteed versus variable) for the named executive officer;

•	the fair value of the proposed stock option grant and resulting expense for accounting purposes;

•

the intrinsic (i.e., “in-the-money”) value of outstanding, unvested stock options held by the named executive officer and the degree to which such value supports our retention goals for the executive; and

•	the relative size of stock option grants for individuals in similar positions at our peer companies.

The Compensation Committee does not have a set formula by which it determines which of these factors is more or less important, and the specific factors used and their weighting may vary among individual executives.

In fiscal 2010, Messrs. Ellison and Phillips and Ms. Catz received the same number of option shares that they received in fiscal 2009. Mr. Epstein received half the number of option shares that he received in fiscal 2009 because his fiscal 2009 grant was an initial hiring grant, which is often higher than an annual grant. Mr. Kurian received a larger stock option grant in connection with his promotion during fiscal 2010. The Compensation Committee believed the size of each of our named executive officers’ option grants in fiscal 2010 set forth in the table above continued to be sufficient to retain and motivate these executives.

Personal Benefits

In fiscal 2010, we provided our named executive officers with limited personal benefits, or perquisites, that the Compensation Committee believes are reasonable and in the best interests of Oracle and its stockholders. These amounts are reflected in the All Other Compensation column of the Summary Compensation Table below.

Residential Security

The Board has established a residential security program for the protection of our CEO requiring him to have a home security system, including security personnel. We require these security measures for Oracle’s benefit because of the importance of Mr. Ellison to Oracle, and we believe these security costs and expenses are appropriate and necessary. Mr. Ellison paid for the initial procurement, installation and maintenance of the equipment for this system and the replacement of any equipment, and we paid for the annual costs of security personnel. The Independence Committee reviews and approves the security personnel budget of this residential security program each year.

Aircraft Use

We allowed Messrs. Ellison and Phillips to be accompanied by family members during business trips on which they use private aircraft leased by us from a company owned by Mr. Ellison on terms advantageous to Oracle (as further described under “Transactions with Related Persons—Purchases of Goods and Services—Wing and a Prayer, Incorporated” included elsewhere in this proxy statement). We lease the entire aircraft for business travel and are not charged for use of the aircraft based on the number of passengers. Therefore, we believe there is no aggregate incremental cost to Oracle as a result of Messrs. Ellison and Phillips being accompanied by family members. However, a portion of the aircraft leasing costs attributed to any non-business passengers cannot be deducted by Oracle for corporate income tax purposes. In the interests of greater transparency, we have disclosed the amount of these incremental lost tax deductions for fiscal 2010 in a footnote to the Summary Compensation Table below.

Pension Benefits or Supplemental Retirement Benefits

Other than the Oracle Corporation 401(k) Savings and Investment Plan (the “401(k) Plan”) and our 1993 Deferred Compensation Plan (the “Deferred Compensation Plan”), we do not provide any pension or retirement benefits to our named executive officers and do not believe that these types of benefits are necessary to further the objectives of our executive compensation program for our U.S.-based executive officers.

Our named executive officers may elect to defer a portion of their salary and bonus under our Deferred Compensation Plan. We do not guarantee any returns or make matching contributions. We believe our Deferred Compensation Plan is a competitive compensation element for senior executives. For a description of our Deferred Compensation Plan, see “Non-qualified Deferred Compensation” below.

Severance and Change-in-Control Benefits

None of our named executive officers has an employment agreement with Oracle that provides for termination, severance or change-in-control benefits.

Stock options granted to all of our employees, including our named executive officers, under our Amended and Restated 2000 Long-Term Equity Incentive Plan will become fully vested if Oracle is acquired and if the options are not assumed or if the options are assumed and the optionholder’s employment is terminated without cause within 12 months of the acquisition (i.e., a “double trigger”). This stock option vesting acceleration provision is not subject to any other material conditions or obligations.

Determination of Executive Compensation Amounts for Fiscal 2010

CEO Compensation

For fiscal 2010, our Compensation Committee Chairman, Jeffrey S. Berg, discussed with Mr. Ellison, our CEO, his potential base salary, target performance cash bonus award and the size of his stock option grant. The Compensation Committee considered and deliberated on our CEO’s potential fiscal 2010 compensation package and ultimately determined and approved Mr. Ellison’s compensation independently based on the collective judgment of its members.

The Compensation Committee approved Mr. Ellison’s compensation in the amounts disclosed in this proxy statement, which were greater than those of our other named executive officers, because he is not only our CEO with overall responsibility for our business strategy, operations and corporate vision, he is also our founder who has guided Oracle for more than 30 years and who the Compensation Committee believes is vital to our success as a company going forward. The Compensation Committee recognizes that Mr. Ellison has a significant equity interest in Oracle, but believes he should still receive annual compensation because Mr. Ellison plays an active and vital role in our operations, strategy and growth. Nevertheless, during fiscal 2010, Mr. Ellison agreed to decrease his annual salary to $1.

The Compensation Committee approved the specific compensation amounts for fiscal 2010 disclosed in this proxy statement based on our executive compensation philosophy and its subjective evaluation of Mr. Ellison’s performance, the unique contributions he makes to Oracle as its founder and the various other factors described above, including our objective of providing incentives for superior performance. Mr. Ellison was not present when the Compensation Committee deliberated or voted on his compensation.

Other Named Executive Officers’ Compensation

For fiscal 2010, our CEO provided to the Compensation Committee his recommendations with respect to the proposed compensation for the other named executive officers. The Compensation Committee reviewed and gave considerable weight to Mr. Ellison’s recommendations because of his direct knowledge of the other executives’ performance and contributions. The Compensation Committee ultimately used the collective judgment of its members to determine the base salaries, the performance cash bonus opportunities and the size of each stock option grant, for these named executive officers.

Determinations of the Compensation Committee

The Compensation Committee approved the fiscal 2010 compensation for the named executive officers and determined that the amounts of fiscal 2010 compensation disclosed in this proxy statement were appropriate and necessary to reward, retain and motivate the named executive officers based on, among other factors, our executive compensation philosophy and its subjective evaluations of:

•	the named executive officers’ critical roles in executing our business and/or acquisition strategies;

•	from fiscal 2009 to fiscal 2010:

•	our GAAP total revenues increased 15% to $26.8 billion;

•	our GAAP operating income increased 9% to $9.1 billion;

•	our GAAP net income increased 10% to $6.1 billion; and

•	our GAAP earnings per share increased 11%;

•	throughout fiscal 2010, we continued to pay quarterly dividends on our common stock;

•

our superior financial performance relative to the financial performance of the peer companies against which we compare our executive compensation, using such measures as revenue growth, growth in net income, growth in operating income, operating margins, earnings per share and growth in earnings before interest, taxes, depreciation and amortization (EBITDA);

•

the successful execution of our long-term “external” growth strategy, particularly with regard to the integration of Sun Microsystems, Inc., which has contributed to our non-GAAP pre-tax profits and under our management has ceased to be a loss making enterprise (calculated in a manner similar to our non-GAAP pre-tax profits calculation referred to above using our best estimates);

•

the successful execution of our strategy for “internal” or “organic” growth of our existing lines of business through improvement of existing products and services and the development of new products and services;

•	the growing complexity of our business resulting in increased workloads and responsibilities for our named executive officers, particularly in light of our acquisition strategy;

•	the strong individual performances of our named executive officers and their potential for future leadership; and

•	Mr. Ellison’s strong support for his executive team.

Outside Compensation Consultant

The Compensation Committee selected and directly engaged Compensia, Inc. as its outside advisor for fiscal 2010 to provide the Compensation Committee with insights and market data on executive and director compensation matters, both generally and within our industry. Compensia also assisted the Compensation Committee with a peer company executive compensation comparison and with reviewing the annual risk assessment of our compensation policies and practices applicable to our executives and other employees. Compensia did not determine or recommend any amounts or levels of our executive compensation for fiscal 2010.

The Compensation Committee recognizes that it is essential to receive objective advice from its outside advisor. Consequently, the Compensation Committee is solely responsible for retaining and terminating Compensia, Compensia reports directly to the Compensation Committee and Compensia did not provide any other services to Oracle during fiscal 2010. Our CEO did not meet with representatives of Compensia nor did he consult with management’s outside compensation consultant on any of these executive compensation matters for fiscal 2010.

Peer Company Executive Compensation Comparison

While we set overall target compensation significantly above the average compensation level of selected companies to which we annually compare our executive compensation program, achieving our target compensation levels requires successful performance by our senior executives, both collectively and individually. While the Compensation Committee considers executive pay information drawn from peer companies and from the Radford 2009 Executive Compensation Survey when setting executive compensation levels at Oracle, it does not target total compensation or any individual compensation element at a specific level or attempt to maintain a specified target percentile within this peer group to determine executive compensation. The Compensation Committee, with the advice of Compensia, annually selects the group of peer companies, which are generally in the technology sector, based on a number of factors, such as:

•	their size and complexity;

•	their market capitalization;

•	their competition with us for talent;

•	the nature of their businesses;

•	the industries and regions in which they operate; and

•	the structure of their compensation programs (including the extent to which they rely on bonuses and other variable, performance-based compensation) and the availability of compensation information.

For fiscal 2010, the companies comprising the peer group included:

Amazon.com, Inc.	EMC Corporation	Microsoft Corporation
Apple Inc.	Google Inc.	QUALCOMM Incorporated
Applied Materials, Inc.	Hewlett-Packard Company	SAP AG
Cisco Systems, Inc.	Intel Corporation	Texas Instruments Incorporated
Dell Inc.	International Business	Yahoo! Inc.
eBay Inc.	Machines Corporation

Tax and Accounting Considerations

In evaluating potential compensation alternatives, our Compensation Committee considers the possible impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executives unless, among other things, such compensation is performance-based and has been approved by stockholders. We therefore design our executive compensation program, including our annual performance cash bonus plan and our stock option grants, to be eligible for deductibility to the extent permitted by the relevant tax regulations, including Section 162(m) of the Code. However, we may from time to time pay compensation to our senior executives that may not be deductible if there are non-tax reasons for doing so.

In fiscal 2010, the annual performance cash bonuses paid to our named executive officers and our stock option grants were structured with the intent that they qualify as performance-based compensation under Section 162(m) of the Code and we expect them to be fully deductible.

We have also structured our executive compensation program with the intention that it comply with Section 409A of the Code which may impose additional taxes on our senior executives for deferred compensation that is not in compliance with Section 409A.

Accounting considerations also play an important role in the design of our executive compensation program. Accounting rules require us to expense the fair values (i.e., valued based on accounting standards) of our stock option grants, which reduces the amount of our reported profits. Because of this stock-based expensing and the impact of dilution to our stockholders, we closely monitor the number and the fair values of the option shares.

Stock Ownership Considerations

As discussed in greater detail under the heading “Corporate Governance—Corporate Governance Guidelines” included elsewhere in this proxy statement, the Board has adopted guidelines for the directors and executive officers, including the named executive officers, concerning their ownership of our common stock. The ownership guidelines specify the minimum amount of shares that the directors and executive officers should own. The purpose of the stock ownership guidelines is to more closely align the interests of the directors and executive officers with the interests of our other stockholders through good and bad economic times. In addition, the stock ownership guidelines are designed to strengthen the link between our long-term performance and executive compensation.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by: Jeffrey S. Berg, Chair

Hector Garcia-Molina

Naomi O. Seligman

Dated: August 12, 2010

Summary Compensation Table for Fiscal 2010, 2009 and 2008

The following table provides summary information concerning cash and other compensation we paid to (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) each of our three most highly compensated executive officers other than our CEO and CFO, as determined by reference to compensation for fiscal 2010 (the “named executive officers”).

Name and Principal Position	Fiscal Year	Salary ($)		Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (2) ($)	Total ($)
Lawrence J. Ellison Chief Executive Officer	2010	250,001	(3)	61,946,500	6,453,254	1,493,320	70,143,075
	2009	1,000,000		78,421,000	3,586,813	1,493,946	84,501,759
	2008	1,000,000		71,372,700	10,779,000	1,447,000	84,598,700
Jeff Epstein Executive Vice President and Chief Financial Officer	2010	700,000		3,174,450	853,120	207,571	4,935,141
	2009	511,742		6,694,200	474,177	121,742	7,801,861

Safra A. Catz President	2010	800,000		31,744,500	3,871,953	17,914	36,434,367
	2009	800,000		39,382,500	2,152,088	18,150	42,352,738
	2008	800,000		26,812,800	6,467,000	18,080	34,097,880
Charles E. Phillips, Jr. President (4)	2010	800,000		25,395,600	3,871,953	13,824	30,081,377
	2009	800,000		31,506,000	2,152,088	13,050	34,471,138
	2008	800,000		20,109,600	6,467,000	12,980	27,389,580
Thomas Kurian Executive Vice President, Product Development	2010	780,114	(5)	23,809,600	3,871,953	11,480	28,473,147

(1)

As required by SEC rules, amounts in this column present the aggregate grant date fair value of option awards granted during the relevant fiscal years computed in accordance with FASB ASC 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Please refer to “Compensation Discussion and Analysis—Long-term Incentive Compensation—Stock Options” included elsewhere in this proxy statement for a description of the intrinsic value of the options. For information on the valuation assumptions used in these computations, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended May 31, 2010.

The SEC’s disclosure rules previously required that we present option award information for fiscal 2009 and 2008 based on the amount recognized during the corresponding year for financial statement reporting purposes with respect to these awards (which meant, in effect, that in any given year we would recognize for financial statement reporting purposes amounts with respect to grants made in that year as well as with respect to grants from any past years that continue to vest during a given year). However, the recent changes in the SEC’s disclosure rules require that we now present the fiscal 2009 and 2008 option award amounts above on a similar basis as the 2010 presentation using the grant date fair value of the option awards granted during the corresponding year (regardless of the period over which the option awards are scheduled to vest). Since this requirement differs from the SEC’s past disclosure rules, the amounts reported in the table above for option awards in fiscal 2009 and 2008 differ from the amounts previously reported in our Summary Compensation Table for the same persons in those years. As a result, each such named executive officer’s total compensation amounts for fiscal 2009 and 2008 also differ from the amounts previously reported in our Summary Compensation Table for those years.

(2)	For fiscal 2010, this column includes:

(a)

Company matching contributions under the 401(k) Plan of $5,100 for Mr. Epstein and Ms. Catz. Similar to our other employees, named executive officers are also eligible to participate in 401(k) Plan and we match 50% of an eligible salary deferral up to the first 6% of such deferrals, not to exceed $5,100 in a calendar year and subject to a vesting schedule.

(b)

Flexible credits used toward cafeteria-style benefit plans, including life insurance and long-term disability benefits, in the amount of $10,078 for Mr. Ellison, $14,412 for Mr. Epstein, $12,814 for Ms. Catz, $13,824 for Mr. Phillips and $11,480 for Mr. Kurian.

(c)

Security-related costs and expenses of $1,478,600 for Mr. Ellison’s residence. Pursuant to a residential security program for Mr. Ellison, which was adopted by the Board of Directors and is described in the CD&A, Mr. Ellison is required to have home security. We believe these security costs and expenses are appropriate business expenses.

(d)

In accordance with the terms of Mr. Epstein’s employment letter, during fiscal 2010 we paid Mr. Epstein $129,525 of his documented relocation expenses to assist with moving costs and temporary accommodations, and $56,143 for tax reimbursements on these relocation expenses. No additional amounts are owed to Mr. Epstein in connection with his relocation to California.

(e)

We have hired a law firm to assist our executives with complying with reporting obligations under applicable laws in connection with their personal political campaign contributions. In fiscal 2010, Mr. Ellison received $4,642 in services and Mr. Epstein received $2,391 in services from the law firm. We did not pay on behalf of or reimburse any of our other named executive officers for use of this service in fiscal 2010.

(f)

The following may be deemed to be “personal benefits” for our named executive officers although there was no aggregate incremental cost to us during fiscal 2010: two of our named executive officers were accompanied by family members on an airplane leased by us for business trips. We lease the entire aircraft for business travel and are not charged for use of the aircraft based on the number of passengers. Therefore, we believe there is no aggregate incremental cost as a result of Messrs. Ellison and Phillips being accompanied by family members in fiscal 2010. However, in the interests of transparency, we estimate that this use resulted in a loss of a corporate income tax deduction in the amount of approximately $314,380 (which is not included in this column) for fiscal 2010.

(3)	During fiscal 2010, Mr. Ellison agreed to decrease his annual salary to $1.

(4)	Mr. Phillips resigned as President on September 5, 2010. Upon resignation, Mr. Phillips held 9,750,000 unvested stock options, all of which were forfeited.

(5)	During fiscal 2010, Mr. Kurian was promoted to Executive Vice President, Product Development at an annual base salary of $800,000.

Stock Options and Option Grant Administration

Our Board of Directors has designated the Compensation Committee as the administrator of our Amended and Restated 2000 Long-Term Equity Incentive Plan and our Amended and Restated 1993 Directors’ Stock Plan. The Compensation Committee, among other things, selects grantees under our Amended and Restated 2000 Long-Term Equity Incentive Plan, approves the form of grant agreements, determines the terms and restrictions applicable to the equity awards and adopts sub-plans for particular subsidiaries or locations.

We have a policy of generally granting stock options on preset dates. The Compensation Committee holds regular meetings on a scheduled date each month to consider and approve option grants (other than the annual stock option grants described below), including grants to new hires and promoted employees. The Board has also delegated to an executive officer committee, consisting of our CEO, the authority to approve grants of options to acquire up to 100,000 shares to non-executive officers and employees. The F&A Committee also monitors the dilution and overhang effects of our outstanding stock options in relation to the total number of outstanding shares of our common stock. We do not grant stock options in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on stock option grant dates.

Because we believe stock options are an important part of our compensation program, we also grant options on an annual basis to key employees, including our executive officers. The Compensation Committee approves these annual option grants during the ten business-day period following the second trading day after the announcement of our fiscal year-end earnings. We implemented this policy in an effort to issue our annual stock option grants during the time when potential material information regarding our financial performance is most likely to be available to the market.

Grants of Plan-Based Awards During Fiscal 2010

The following table shows equity and non-equity awards granted to the named executive officers during the fiscal year ended May 31, 2010. The equity awards identified in the table below are also reported in the Outstanding Equity Awards at 2010 Fiscal Year-End Table.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (2) (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Option Awards (3) ($)
	Grant Date	Threshold	Target	Maximum
Name		($)	($)	($)
Lawrence J. Ellison	7/2/09	—	—	—	7,000,000	21.04	61,946,500
	8/21/09 (4)	—	4,164,511	8,329,022	—	—	—
Jeff Epstein	7/2/09	—	—	—	500,000	21.04	3,174,450
	8/21/09 (4)	—	550,548	1,101,097	—	—	—
Safra A. Catz	7/2/09	—	—	—	5,000,000	21.04	31,744,500
	8/21/09 (4)	—	2,498,706	4,997,413	—	—	—
Charles E. Phillips, Jr.	7/2/09	—	—	—	4,000,000 (5)	21.04	25,395,600 (5)
	8/21/09 (4)	—	2,498,706	4,997,413	—	—	—
Thomas Kurian	7/2/09	—	—	—	4,000,000	21.04	23,809,600
	8/21/09 (4)	—	2,498,706	4,997,413	—	—	—

(1)

The target and maximum plan award amounts reported in these columns are derived from our fiscal 2010 executive bonus plan. The actual payout amounts for fiscal 2010 are set forth in the Non-Equity Incentive Plan Compensation column of our Summary Compensation Table above.

(2)	The options reported in this column were granted under our Amended and Restated 2000 Long-Term Equity Incentive Plan and vest 25% per year over four years on each anniversary of the date of grant.

(3)

As required by SEC rules, amounts in this column present the aggregate grant date fair value of option awards computed in accordance with FASB ASC 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Please refer to “Compensation Discussion and Analysis—Long-term Incentive Compensation—Stock Options” included elsewhere in this proxy statement for a description of the intrinsic value of the options. For information on the valuation assumptions used in these computations, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended May 31, 2010.

(4)

The grant date refers to the date our Compensation Committee approved the fiscal 2010 executive bonus plan. The fiscal 2010 executive bonus plan was also subject to stockholder approval, which was received on October 7, 2009.

(5)

Mr. Phillips resigned as President on September 5, 2010. As a result of his resignation, Mr. Phillips forfeited all his unvested option shares, including 3,000,000 unvested option shares (or 75%) of this grant.

Outstanding Equity Awards at 2010 Fiscal Year-End

Our equity incentive program for our named executive officers consists exclusively of stock options. The following table provides information on the holdings of stock options by the named executive officers at May 31, 2010. This table includes unexercised and unvested option awards. Each outstanding stock option is shown separately for each named executive officer.

	Option Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Lawrence J. Ellison	07/11/03	900,000	0	12.60	07/11/13
	08/27/04	2,500,000	0	10.23	08/27/14
	06/20/05	6,000,000	0	12.34	06/20/15
	07/06/06	5,250,000	1,750,000	14.57	07/06/16
	07/05/07	3,500,000	3,500,000	20.49	07/05/17
	07/03/08	1,750,000	5,250,000	20.73	07/03/18
	07/02/09	0	7,000,000	21.04	07/02/19
Jeff Epstein	10/08/08	250,000	750,000	16.88	10/08/18
	07/02/09	0	500,000	21.04	07/02/19
Safra A. Catz	06/04/01	2,000,000	0	15.86	06/04/11
	07/11/03	700,000	0	12.60	07/11/13
	06/20/05	3,000,000	0	12.34	06/20/15
	07/06/06	3,000,000	1,000,000	14.57	07/06/16
	07/05/07	2,000,000	2,000,000	20.49	07/05/17
	07/03/08	1,250,000	3,750,000	20.73	07/03/18
	07/02/09	0	5,000,000	21.04	07/02/19
Charles E. Phillips, Jr. (2)	07/06/06	0	750,000	14.57	07/06/16
	07/05/07	0	1,500,000	20.49	07/05/17
	07/03/08	0	3,000,000	20.73	07/03/18
	07/02/09	0	4,000,000	21.04	07/02/19
Thomas Kurian	12/08/00	200,000	0	28.31	12/08/10
	07/03/02	62,500	0	8.68	07/03/12
	08/13/04	235,000	0	9.90	08/13/14
	06/20/05	25,000	0	12.34	06/20/15
	02/17/06	2,000,000	0	12.44	02/17/16
	07/05/07	375,000	500,000	20.49	07/05/17
	07/03/08	225,000	1,875,000	20.73	07/03/18
	07/02/09	0	4,000,000	21.04	07/02/19

(1)	All options vest or vested 25% per year over four years on each anniversary of the date of grant.

(2)	Mr Phillips resigned as President on September 5, 2010. As a result of his resignation, Mr. Phillips forfeited all his unvested option shares.

Option Exercises During Fiscal 2010

The following table sets forth information with respect to the named executive officers concerning the exercises of stock options during fiscal 2010.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)($)
Lawrence J. Ellison	—	—
Jeff Epstein	—	—
Safra A. Catz	750,000	10,328,078
Charles E. Phillips, Jr.	4,687,500	33,463,665
Thomas Kurian	1,000,000	7,857,799

(1)	The value realized on exercise is calculated as the difference between the actual sales price of the shares underlying the options exercised and the applicable exercise price of those options.

Non-qualified Deferred Compensation

Employees (including our executive officers) earning an annual base salary of $175,000 or more are eligible to enroll in our Deferred Compensation Plan in which these employees may elect to defer annually the receipt of a portion of their compensation and thereby defer taxation of these deferred amounts until actual payment of the deferred amounts in future years.

Participants may elect to defer base salary, bonus and commissions earned during a given year. The maximum amount of compensation permitted to be deferred is the amount remaining after all deductions for other benefits and taxes are first deducted from the gross payment. Participants may defer payment until age 59  1/2 or until termination of employment, subject to earlier payment in the event of a change-in-control of Oracle or death. Distributions may be made, at the participant’s option, in a lump sum payment or in installments over a period of five or ten years.

Participating employees may receive market returns on their deferred compensation amounts based on the performance of a variety of mutual fund-type investments chosen by them. Almost all of the investment options in our Deferred Compensation Plan are identical to the investment options in our 401(k) Plan.

The table below provides information on the non-qualified deferred compensation of the named executive officers in fiscal 2010.

Name	Executive Contributions in FY 2010 ($)	Registrant Contributions in FY 2010 ($)	Aggregate Earnings in FY 2010 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FY 2010-end ($)
Lawrence J. Ellison	—	—	1,636,898	—	10,146,262
Jeff Epstein	—	—	—	—	—
Safra A. Catz	—	—	—	—	—
Charles E. Phillips, Jr.	—	—	—	—	—
Thomas Kurian	—	—	—	—	—

Potential Payments Upon Termination or Change-in-Control

None of our named executive officers has an employment agreement or other arrangement that provides for termination, severance or change-in-control payments or benefits, other than our broad-based equity plan described below.

Double-Trigger Change-in-Control Benefits Under our Equity Plan

The vesting of all outstanding stock options under our Amended and Restated 2000 Long-Term Equity Incentive Plan, including those held by our named executive officers, will fully accelerate only if Oracle is acquired and the options are not assumed, or if the options are assumed and the optionholder’s employment is terminated without cause within 12 months following the acquisition.

The following table provides information on the intrinsic value (i.e., the amount by which the market value of our common stock on May 28, 2010, the last trading day of fiscal 2010 ($22.57 per share), exceeded the exercise price), as of May 31, 2010 of the unvested “in-the-money” stock options held by our named executive officers which would accelerate under the circumstances described in the preceding paragraph.

Potential Benefits Upon a Change-in-Control as of May 31, 2010
Name	Intrinsic Value of Unvested In-the-Money Stock Options as of May 31, 2010 ($)
Lawrence J. Ellison	41,650,000
Jeff Epstein	5,032,500
Safra A. Catz	26,710,000
Charles E. Phillips, Jr.	20,760,000
Thomas Kurian.	10,610,000

Equity Compensation Plan Information

The following table summarizes information, as of May 31, 2010, regarding our equity compensation plans. The table does not include the additional shares that may be issuable pursuant to the proposed amendments to the Amended and Restated 2000 Long-Term Equity Incentive Plan that are the subject of Proposal No. 3 in this proxy statement.

	May 31, 2010
(in millions, except price data)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock- Based Awards, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Restricted Stock- Based Awards, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)
Equity compensation plans approved by stockholders	304	$17.93		274	(2)
Equity compensation plans not approved by stockholders (3)	52	$22.75		—

Total	356	$18.64	(4)	274

(1)	These numbers exclude the shares listed under the column heading “Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock-Based Awards, Warrants and Rights”.

(2)

This number includes approximately 197 million shares available for future issuance under the Amended and Restated 2000 Long-Term Equity Incentive Plan (subject to fungible counting as discussed under Proposal No. 3 included elsewhere in this proxy statement), approximately 2 million shares available for future issuance under the Amended and Restated 1993 Directors’ Stock Plan, and approximately 75 million shares available for future issuance under the Oracle Corporation Employee Stock Purchase Plan.

(3)	These options and restricted stock–based awards were assumed in connection with our acquisitions. No additional awards were or can be granted under the plans that originally issued these awards.

(4)

Of the 356 million securities to be issued, 352 million reflect securities to be issued upon exercise of outstanding options with a weighted average exercise price of $18.84 and a weighted average remaining life of 6.04 years.

REPORT OF THE FINANCE AND AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Review of Oracle’s Audited Financial Statements for the Fiscal Year Ended May 31, 2010

The Finance and Audit Committee (the “F&A Committee”) has reviewed and discussed with our management our audited consolidated financial statements for the fiscal year ended May 31, 2010.

The F&A Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 “Communication with Audit Committees” as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The F&A Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the F&A Committee concerning independence and the F&A Committee has discussed the independence of Ernst & Young LLP with that firm.

Based on the F&A Committee’s review and discussions noted above, the F&A Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K, for the fiscal year ended May 31, 2010, for filing with the Securities and Exchange Commission.

Submitted by:	Donald L. Lucas, Chair
Michael J. Boskin, Vice Chair
H. Raymond Bingham

Dated: June 30, 2010

TRANSACTIONS WITH RELATED PERSONS

We occasionally enter into transactions with entities in which an executive officer, director, 5% or more beneficial owner of our common stock or an immediate family member of these persons has a direct or indirect material interest. As set forth in the charter for the Independence Committee which is posted on our website under “Oracle Information—Corporate Governance” at www.oracle.com/investor, the Independence Committee reviews and approves each individual related person transaction exceeding $120,000, including material amendments thereto.

To be approved, the Independence Committee must be informed or have knowledge of:

•	the related person’s relationship or interest; and

•	the material facts of the proposed transaction, and any material amendments thereto.

The proposed transaction, and any material amendments thereto, must be on terms that, when taken as a whole, are fair to us.

We annually survey our directors and executive officers to identify any entities they are affiliated with, which may enter into a transaction with us that would require disclosure as a related person transaction. We prepare a list of related person entities, which we post internally for reference by our sales force and our purchasing groups. We also periodically review and update this list with Mr. Ellison’s advisors, as almost all of the entities on this list are direct or indirect investments of Mr. Ellison. Potential transactions are compared against this list by management to determine if they require review and approval by the Independence Committee. With respect to sales of products and services, we also compare our general ledger against this list to determine if any related person transactions occurred without pre-approval and the reason pre-approval was not obtained, whether inadvertent or otherwise.

For sales of products and services to be approved by the Independence Committee, we provide the Independence Committee with data indicating that the proposed discounts and terms are consistent with the discounts and terms provided to unrelated customers. For purchases, we provide the Independence Committee with data points showing that the rates or prices are comparable to the rates or prices we could have obtained from an unrelated vendor.

Mr. Ellison has entered into a written price protection agreement with us that applies to any related person transaction involving a purchase of goods or services from an entity in which Mr. Ellison has a direct or indirect material interest and which we enter into a transaction while Mr. Ellison is one of our executive officers or Chairman of our Board of Directors. Under this agreement, if we present Mr. Ellison with reasonable evidence of a lower price or rate for the same goods or services offered by the related company, which would have been available to us at the time we entered into the applicable transaction, then Mr. Ellison will reimburse us for the difference. This agreement expires three years after the date on which Mr. Ellison is neither an executive officer of Oracle nor Chairman. The Independence Committee may approve certain other transactions where it can conclude that such transactions are otherwise on terms that were fair to us.

The Independence Committee also reviews and monitors on-going relationships with related persons to ensure they continue to be on terms that are fair to us. On an annual basis, the Independence Committee receives a summary of all transactions with related persons, including transactions that did not require approval. Total related person transaction revenues and operating expenses were 0.04% and 0.01%, respectively, of our total revenues and operating expenses in fiscal 2010.

Sales of Products and Services

In the ordinary course of our business, we have sold products and services to companies in which Mr. Ellison directly or indirectly has a controlling interest. For fiscal 2010, the total amount of all purchases by these companies was approximately $8.0 million. The following list identifies which of these companies purchased more than $120,000 in products and services from us in fiscal 2010. Services, primarily software license updates and product support, which were paid for in fiscal 2010 may be provided by us in future fiscal years.

•	LeapFrog Enterprises, Inc. purchased approximately $2.0 million of products, support and education; and

•	NetSuite, Inc. purchased approximately $5.7 million of products and support.

Mr. Conrades is Chairman of the Board of Akamai Technologies, Inc. (“Akamai”) and Ms. Seligman is currently a director of Akamai. Akamai purchased from us approximately $2.1 million of products and services in fiscal 2010. In addition, as disclosed below, in fiscal 2010 we purchased certain services from Akamai.

Purchases of Goods and Services

As disclosed above, Akamai is a related person. During fiscal 2010, we purchased approximately $367,000 in streaming and hosting services from Akamai. In addition, we occasionally enter into transactions, other than the sale of products and services, with companies in which Mr. Ellison, directly or indirectly, has a controlling interest. In fiscal 2010, we purchased goods and services in excess of $120,000 from one such company, as described below.

Wing and a Prayer, Incorporated

We lease aircraft from Wing and a Prayer, a company owned by Mr. Ellison. The aggregate payment amount for our use of the aircraft in fiscal 2010 was approximately $1.0 million. The Independence Committee has determined that the amounts billed for our use of the aircraft and pilots are at or below the market rate charged by third-party commercial charter companies for similar aircraft.

LEGAL PROCEEDINGS

On August 2, 2010, a stockholder derivative lawsuit was filed in the United States District Court for the Northern District of California. On August 19, 2010, a similar stockholder derivative lawsuit was filed in the Superior Court of the State of California, County of San Mateo. The derivative suits were brought by alleged stockholders of Oracle, purportedly on our behalf, against some of our current officers and directors. Citing the claims in a qui tam action (discussed below), plaintiffs allege that Oracle improperly overcharged the United States government by failing to provide discounts required under its contract with the General Services Administration (“GSA”), and that Oracle made false statements to the United States government. Plaintiffs alleged that the officer and director defendants are responsible for this alleged conduct and have exposed Oracle to reputational damage, potential monetary damages, and costs relating to the investigation, defense, and remediation of the underlying claims. Plaintiffs bring claims for breach of fiduciary duty, abuse of control, and unjust enrichment. The plaintiffs seek compensatory and other damages, restitution, disgorgement of alleged illicit proceeds, punitive damages and other relief. Defendants’ time to respond to these complaints has not expired. As discussed in the paragraph below, Oracle believes that the claims in the qui tam action are meritless.

On June 16, 2009, the United States Department of Justice notified us that a qui tam action had been filed against the Company in the United States District Court for the Eastern District of Virginia and that the government was conducting an investigation of the allegations in the sealed complaint. On July 29, 2010, the United States government filed a Complaint in Intervention in that action, alleging that Oracle made false and fraudulent statements to the GSA in 1997-98 regarding Oracle’s commercial pricing practices, discounts provided to Oracle’s commercial customers, and discounts provided to government purchasers. The government alleges that Oracle also improperly manipulated commercial sales to avoid providing discounts to government customers, reiterated and confirmed false statements during the 1997-98 contract negotiations, and breached a duty to inform the government about discounts offered to commercial customers. The Complaint in Intervention alleges False Claims Act violations and claims for breach of contract, fraud in the inducement, constructive fraud, fraud by omission, payment by mistake, and unjust enrichment. The Complaint in Intervention seeks statutory penalties and damages, including treble damages. Oracle’s time to respond has not expired. We believe that we have meritorious defenses against this action, and we will continue to vigorously defend it.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and any persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. As a matter of practice, we assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and we typically file these reports on their behalf.

Based solely on our review of the copies of any Section 16(a) forms received by us or written representations from the Reporting Persons, we believe that with respect to the fiscal year ended May 31, 2010, all the Reporting Persons complied with all applicable filing requirements, with the following exceptions:

•

A Form 3 filed on behalf of Thomas Kurian was timely filed on July 23, 2009. However, due to an inadvertent administrative error, the original Form 3 excluded one of Mr. Kurian’s option grants. Upon discovering the error, a Form 3/A was filed on August 13, 2009 to correct the error.

•	A late Form 4 was filed on July 30, 2009 on behalf of Bruce Chizen to report a purchase of Oracle common stock.

•	A late Form 4 was filed on April 2, 2010 on behalf of Keith Block to report three transactions executed by Mr. Block’s broker: one purchase and two sales of Oracle common stock.

•	A late Form 4 was filed on May 6, 2010 on behalf of Mike Splain to report shares withheld for taxes in connection with the vesting and release of restricted stock units.

NO INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference”. This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Finance and Audit Committee” and the “Report of the Compensation Committee” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “Soliciting Material”. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At our Annual Meeting, stockholders will elect directors to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each nominee has agreed to be named in this proxy statement and to serve if elected. If any nominee for any reason is unable or unwilling to serve, the proxies may be voted for such substitute nominee as the proxy holder may determine, unless the Board, in its discretion, reduces the number of directors serving on the Board.

Directors

The following directors are being nominated for election by our Board, including our Chief Executive Officer and our other executive officers on our Board: Jeffrey S. Berg, H. Raymond Bingham, Michael J. Boskin, Safra A. Catz, Bruce R. Chizen, George H. Conrades, Lawrence J. Ellison, Hector Garcia-Molina, Jeffrey O. Henley, Mark V. Hurd, Donald L. Lucas and Naomi O. Seligman.

For details regarding Board qualifications and the specific experiences, qualifications and skills of each of our director nominees, please see “Board of Directors—Nominees for Directors” included elsewhere in this proxy statement.

Required Vote

Directors are elected by a plurality of votes cast. Our majority voting policy for directors in our Corporate Governance Guidelines states that in an uncontested election, if any director nominee receives an equal or greater number of votes “WITHHELD” from his or her election as compared to votes “FOR” such election (a “Majority Withheld Vote”) and no successor has been elected at such meeting, the director nominee shall tender his or her resignation following certification of the stockholder vote.

The Governance Committee will promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant.

The Board will act on the Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly publicly disclose in a report furnished to the SEC its decision regarding the tendered resignation, including its rationale for accepting or rejecting the tendered resignation. The Board may accept a director’s resignation or reject the resignation. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our bylaws. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting of stockholders and until his or her successor is duly elected, or his or her earlier resignation or removal.

Full details of our majority voting policy for directors are set forth in our Corporate Governance Guidelines, available at www.oracle.com/investor under “Oracle Information—Corporate Governance”.

The Board of Directors recommends a vote

FOR the election of each of the nominated directors.

PROPOSAL NO. 2

APPROVE THE ORACLE CORPORATION EXECUTIVE BONUS PLAN

On July 12, 2010, the Compensation Committee unanimously approved the adoption of the new Oracle Corporation Executive Bonus Plan (the “Bonus Plan”) and directed that the Bonus Plan be submitted to the stockholders at the Annual Meeting. We are asking stockholders to approve the adoption of the Bonus Plan so that the Bonus Plan may qualify under Section 162(m) of the Internal Revenue Code (the “Code”), which provides a federal income tax deduction for performance-based compensation.

If the Bonus Plan is not approved by stockholders, the Bonus Plan will not become effective. In that event, however, we likely will consider other forms of incentive pay for executives as may be necessary or appropriate to attract and retain key executive talent. Such forms of incentive pay may not be deductible by us under the Code.

Required Vote

Approval of the adoption of the Bonus Plan requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on this matter at the Annual Meeting.

The Board of Directors recommends a vote

FOR the approval of the Bonus Plan.

Summary of the Bonus Plan

The following is a summary of the material terms of the Bonus Plan. This summary is not intended to be a complete description of all of the Bonus Plan’s provisions, and is qualified in its entirety by the full text of the Bonus Plan, which is attached as Appendix A to this proxy statement.

Purpose. The purpose of the Bonus Plan is to motivate certain executives to achieve financial performance objectives and to reward them when such objectives are met.

The Bonus Plan is designed to qualify as “performance-based” compensation under Section 162(m) of the Code. Under Section 162(m), we may only take a federal income tax deduction for compensation paid to our Chief Executive Officer or any of the next three most highly compensated executive officers (other than the CFO) to the extent that any of these persons receives more than $1 million in any one year, if the compensation is “performance-based” under Section 162(m). The Bonus Plan is designed so that bonuses paid under it are intended to be deductible by us to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m).

Eligibility. The Compensation Committee selects employees who will be eligible to receive awards under the Bonus Plan. The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because the Compensation Committee has discretion to select the participants. We currently expect that approximately 13 executive officers will participate in the Bonus Plan during performance periods that begin or continue in fiscal 2011.

History. The Compensation Committee approved the adoption of the Bonus Plan, which is part of the overall compensation program for our executives, on July 12, 2010.

Administration. The Bonus Plan will be administered by the Compensation Committee, consisting of no fewer than two members of the Board, each of whom qualifies as an “outside director” within the meaning of Section 162(m) of the Code. Subject to the terms of the Bonus Plan, the Compensation Committee has sole discretion to:

•	select the officers who shall be participants in the Bonus Plan for any performance period;

•	establish the performance goals for all eligible participants for the performance period;

•	determine each participant’s target award;

•	establish a payout formula or formulae of possible performance goals that must be achieved before an actual award, if any, will be paid to a participant; and

•	interpret the provisions of the Bonus Plan.

Target Awards and Performance Goals. The Compensation Committee assigns each participant a target award and the performance goal or goals that must be achieved before an award actually will be paid to the participant for a performance period. The performance goals require the achievement of objectives relating to one or more of the following:

• bookings;	• operating income;
• cash flow;	• operating or gross margin;
• operating cash flow, or cash flow or	• profit margins;
operating cash flow per share (before or	• profits;
after dividends);	• reduction in costs/budget attainment;
• customer growth;	• return on assets;
• earnings per share;	• return on equity;
• EBITDA (earnings before interest, taxes,	• return on sales;
depreciation and amortization);	• revenue;
• net income;	• total return to stockholders;
• net or gross sales;	• stock price; and
• operating expenses;	• working capital.

Any of the performance goals may be measured, in:

•	absolute terms;

•	in relative terms, such as over the passage of time or against another company or a comparison group of companies designated by the Compensation Committee;

•	on a per-share basis;

•	against the performance of Oracle as a whole or one or more of Oracle’s identifiable business units, products, lines of business or segments;

•	on a pre-tax or after-tax basis; and/or

•	on a GAAP or non-GAAP basis.

Actual Awards. After a performance period ends, the Compensation Committee must certify in writing the extent to which the pre-established performance goals actually were achieved or exceeded. The actual award that is payable to a participant is determined using a formula that increases or decreases the participant’s target award based on the level of actual performance attained. The Compensation Committee has discretion to reduce or eliminate, but not increase, the award determined by the formula. In addition, the Bonus Plan limits actual awards to a maximum of $15 million per person in any one year performance period, even if the formula otherwise indicates a larger award. Further, maximum awards are typically not paid as they require significant performance achievements. In the prior five fiscal years, the highest maximum bonus amount approved by our stockholders was $13.6 million for our CEO and the actual bonus for that year (calculated in accordance with the formula) resulted in a much lower award being paid ($3.6 million).

All awards with a fiscal year performance period will be paid by August 15th of the next fiscal year, unless a participant has requested to defer receipt of an award in accordance with Oracle’s Deferred Compensation Plan. For a description of the Deferred Compensation Plan, see “Executive Compensation—Non-qualified Deferred Compensation” included elsewhere in this proxy statement.

Termination of Employment. In order to be eligible for an award under the Bonus Plan, a participant must be actively employed by us through the date of payment. If a participant’s employment with us terminates for any reason prior to such date of payment, the participant will not be eligible for any award under the Bonus Plan, and no award under the Bonus Plan will be paid to the participant (determined without regard to any election by a participant to defer receipt of an award).

Amendment and Termination. The Board or the Compensation Committee may amend or terminate the Bonus Plan at any time and for any reason. However, no amendment or termination of the Bonus Plan may impair the rights of a participant with respect to already established maximum awards, unless the participant consents. As long as the Bonus Plan remains in effect, it will be resubmitted to stockholders at least every five years as required by Section 162(m) of the Code.

Federal Income Tax Consequences

Under present federal income tax law, participants will realize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by Oracle. In the event that under our Deferred Compensation Plan, a participant has requested in advance to defer receipt of an award in accordance with the plan and applicable tax laws, FICA taxes will be applied in the year the award is deferred, and income tax withholding will be collected in the year of ultimate payment. We will receive a deduction for the amount constituting ordinary income to the participant, provided that the Bonus Plan satisfies the requirements of Section 162(m) of the Code, which limits the deductibility of nonperformance-related compensation paid to certain corporate executives, and otherwise satisfies the requirements for deductibility under federal income tax law.

Bonus Plan Benefits

Payments under the Bonus Plan will be based on actual future performance during the next five fiscal years, calculated using performance metrics selected by the Compensation Committee in accordance with the Bonus Plan and a participant may receive a reduced amount or no payout at all depending on the level of performance achieved. Consequently, amounts payable cannot be determined at this time.

Our executive officers have a financial interest in this proposal because the Compensation Committee may select one or more of our executive officers as eligible to receive awards under the Bonus Plan.

The Board of Directors recommends a vote

FOR the approval of the Bonus Plan.

PROPOSAL NO. 3

APPROVE THE ORACLE CORPORATION AMENDED AND RESTATED

2000 LONG-TERM EQUITY INCENTIVE PLAN

The Compensation Committee is responsible for assessing our equity compensation policies. As more specifically discussed under “Compensation Discussion and Analysis” included elsewhere in this proxy statement, the Compensation Committee believes that stock options align our executives’ interests with long-term stockholder interests, motivate and reward executives for achieving long-term results and help us retain key executives in a competitive market for talent.

As part of their ongoing evaluation of our compensation programs, the Compensation Committee reviewed the Amended and Restated Oracle Corporation 2000 Long-Term Equity Incentive Plan throughout fiscal 2010. The plan was originally approved by our stockholders on October 16, 2000 and was amended once since then by stockholders on October 29, 2004, into the plan as currently in effect (the “Current Plan”). The Current Plan is scheduled to expire at the Annual Meeting. Following its review of the Current Plan, in addition to extending the term of the Current Plan and requesting additional shares for issuance under it, the Compensation Committee recommended amending the Current Plan to include several additional terms and limitations that it believes are consistent with the long-term interests of our stockholders. On July 12, 2010, upon recommendation of the Compensation Committee, our Board approved the Amended and Restated 2000 Long-Term Equity Incentive Plan (the “Amended Stock Plan”), subject to the approval of our stockholders. If approved by stockholders, the Amended Stock Plan will replace the Current Plan. If the Amended Stock Plan is not approved by stockholders we will not be able to grant equity awards to our employees under the Current Plan.

Required Vote

Approval of the adoption of the Amended Stock Plan requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on this matter at the Annual Meeting.

The Board of Directors recommends a vote

FOR the approval of the Amended Stock Plan.

Overview

The principal amendments to the Current Plan extend the termination date by 10 years and increase the number of shares authorized for grant (as described in detail below under “Authorized Shares, Equity Overhang and Dilution”). The Amended Stock Plan also includes a number of specific terms and limitations that the Compensation Committee believes reflect our “results-oriented” compensation philosophy and are consistent with the long-term interests of our stockholders. These features include:

•

No stock option repricing. While we had previously agreed not to reprice stock options without stockholder approval, the Amended Stock Plan includes an express prohibition on doing so and extends the prohibition to stock appreciation rights (SARs).

•	No discounted awards. The Amended Stock Plan requires the exercise price of stock options and SARs to be not less than the fair market value of our common stock on the date of grant.

•

No “evergreen” provision. Similar to the Current Plan, the Amended Stock Plan provides for a limited number of shares for grant and does not provide for any annual increase of available shares for future issuance.

•

Double trigger change of control provisions. Similar to the Current Plan, awards do not accelerate upon a change of control unless the acquiring company does not assume the awards or if the acquiring company terminates the holder’s employment within twelve months following the consummation of the change of control (i.e., a “double trigger” provision).

•	Limits on dividends and dividend equivalents. Consistent with the Current Plan, the Amended Stock Plan prohibits the issuance of dividends and dividend equivalents on all stock awards.

•

Conservative share counting provisions. The Amended Stock Plan provides that if we were to commence making full value awards, such as awards of restricted stock or restricted stock units, each share awarded would be counted as 2.3 shares for purposes of determining the number of shares of our common stock remaining available for issuance under the Amended Stock Plan. The Current Plan counts full value shares as 1 share for purposes of stock depletion. To date, we have only ever granted stock options. In contrast to the Current Plan, the Amended Stock Plan prohibits shares tendered to pay the exercise price of an award or shares withheld for payment of taxes to be added back to the number of shares remaining available for issuance under the plan.

•

Nontransferable Awards. While the Current Plan allows the Compensation Committee to grant fully transferable awards, the Amended Stock Plan explicitly prohibits the transfer of awards other than to an employee’s immediate family for no consideration.

Authorized Shares, Equity Overhang and Dilution

As of September 2, 2010, we had a total of 377,620,470 shares subject to outstanding awards under the Current Plan and 111,686,985 shares of our common stock remained available for issuance. Awards outstanding under the Current Plan as of September 2, 2010, consisted entirely of stock options with a weighted average exercise price of $18.64 and weighted average remaining contractual term of 7.2 years. Under the Amended Stock Plan, the number of shares of our common stock available for issuance under the plan would be increased by 388,313,015 shares so that a total of 500,000,000 shares are available for future grants. The number of shares available for grant under the Amended Stock Plan may increase in connection with the cancellation or forfeiture of awards outstanding under the Amended Stock Plan.

As of September 2, 2010, the total number of stock options granted plus shares available for grant under each of our active equity plans (the Current Plan and the Oracle Corporation Amended and Restated 1993 Directors’ Stock Plan) as a percentage of our outstanding stock (referred to as our “equity overhang”) was equal to 9.82%.

We recognize that equity awards dilute existing stockholders. Both the Compensation Committee and the Finance and Audit Committee review our equity program regularly to ensure that we balance the goal of compensating and motivating our employees against our stockholders’ interest in limiting dilution from equity grants. Our cumulative potential dilution since June 1, 2007 has been a weighted average annualized rate of 1.3% per year, which we consider to be low compared to our peers and does not factor in any repurchases of common stock that we made over this period. The Current Plan originally went into effect in 2000 and we have not asked stockholders to approve an increase in the number of shares authorized for issuance in the 10 years it has been in place.

Summary of the Amended Stock Plan

The following is a summary of the material terms of the Amended Stock Plan. This summary is not intended to be a complete description of all of the Amended Stock Plan’s provisions, and is qualified in its entirety by the full text of the Amended Stock Plan, which is attached as Appendix B to this proxy statement.

Administration. The Amended Stock Plan may be administered by the Board or by a committee designated by the Board to administer the plan. The Board has designated the Compensation Committee as administrator of the Amended Stock Plan. The Compensation Committee may, among other things, select grantees, approve the form of grant agreement, determine the terms and restrictions applicable to the equity awards and adopt sub-plans for particular subsidiaries or locations. The Board has delegated to an executive officer committee the authority to approve individual stock option grants up to 100,000 shares to non-executive officers and employees.

Eligibility. All officers, directors (who are also employees or consultants of Oracle), employees, advisors and consultants of Oracle (or any subsidiary or affiliate of Oracle) are eligible to receive awards under the Amended

Stock Plan. Oracle may also grant stock options under the Amended Stock Plan in connection with its assumption or replacement of stock options issued by another company which Oracle acquires or combines with.

As of September 2, 2010, approximately 90,000 employees were eligible to receive equity awards under the Amended Stock Plan subject to international restrictions.

Types of Awards. As described under “Compensation Discussion and Analysis” included elsewhere in this proxy statement, to date the Compensation Committee has solely granted stock options to employees and there is no present intention to grant additional forms of equity. Nevertheless, under the Current Plan and Amended Stock Plan, the Compensation Committee retains the flexibility to grant various types of awards including:

•

Stock Options. Each stock option represents the right to purchase a specified number of shares of Oracle common stock at a fixed grant price. That grant price cannot be less than the fair market value of the stock on the date of grant. The maximum term of a stock option cannot exceed 10 years from the date of grant. Stock options will be exercisable only in accordance with terms established by the Compensation Committee. The purchase price of a stock option may be payable in cash, cancellation of indebtedness of Oracle to the participant, by surrender of common stock having a fair market value on the day of exercise equal to the exercise price, pursuant to a broker-assisted cashless exercise, or through any other method specifically approved by the Compensation Committee. The Amended Stock Plan authorizes the Compensation Committee to grant nonqualified stock options or incentive stock options that comply with the requirements of Section 422(b) of the Code.

•

SARs. SARs (including freestanding SARs and options granted in tandem with related options) entitle the holder upon exercise to receive an amount in any combination of cash or shares of common stock (as determined by the Compensation Committee) equal in value to the excess of the fair market value of the shares covered by such right over the grant price. The grant price for SARs will not be less than the fair market value of our common stock on the date of grant. No SARs may be exercised more than ten years after the grant date.

•

Stock Purchase Rights and Long-Term Stock Awards. The Compensation Committee may also grant rights to purchase stock under such terms and conditions as it may determine. In addition, the Compensation Committee may grant stock bonus awards and stock unit awards payable in cash or common stock based upon reasonable time or performance criteria the Compensation Committee deem appropriate.

Limits on Awards. No employee may be granted in any year stock options and SARs on more than 25,000,000 shares of common stock or granted stock bonus awards (i.e. restricted stock), stock unit awards (i.e. restricted stock units) or stock purchase rights on more than 10,000,000 shares of common stock. As described below under “Capital Changes”, if certain events occur, the Compensation Committee is required to adjust the number, type and/or price of shares subject to outstanding awards. The adjustments are designed to prevent dilution or enhancement of the benefits available under the Amended Stock Plan.

Capital Changes. If the number of outstanding shares of Oracle’s common stock is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of Oracle not involving payment of consideration, the number of shares of common stock available for stock option grants under the Amended Stock Plan, the number of shares and the exercise price per share for each outstanding stock option and the annual limitation noted above will be proportionately adjusted, subject to any required action by the Board or stockholders of Oracle.

In the event that the Compensation Committee determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split up, spinoff, combination, repurchase or exchange of Oracle’s securities or other similar corporate transaction affects the shares such that an adjustment is determined by the Compensation Committee to be appropriate to prevent enlargement or diminution of benefits under the Amended Stock Plan, the Compensation Committee will make such adjustments in outstanding awards, and shares available for future awards, as it determines to be appropriate.

“Double Trigger” Change of Control Provision. As noted previously, the Amended Stock Plan provides for a “double-trigger” for the accelerated vesting of any outstanding awards following a change of control (as defined in the Amended Stock Plan). In order for the awards to accelerate following a change of control, the acquiring company must not assume the outstanding awards, or, if assumed, the participant’s employment or other association with our successor must be terminated without cause within 12 months following the change of control. The definition of change of control in the Amended Stock Plan requires an actual change of control to occur.

Amendment and Termination. Unless it is terminated earlier, the Amended Stock Plan will terminate on the date of Oracle’s Annual Meeting in 2020. The Compensation Committee may amend or terminate the Amended Stock Plan at any time and in any respect, except that the Compensation Committee cannot, without the approval of the stockholders of Oracle, amend the Amended Stock Plan in any manner that requires stockholder approval pursuant to tax or regulatory requirements with which the Compensation Committee deems it necessary or desirable to comply. No amendment of the Amended Stock Plan may adversely affect any outstanding rights or unexercised option portion thereof without the optionee’s consent. Subject to the specific terms of the Amended Stock Plan, the Compensation Committee may accelerate any award or stock option or waive any conditions or restrictions pursuant to such award or stock option at any time.

Certain United States Federal Income Tax Information

THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE GRANT OF STOCK OPTIONS UNDER THE AMENDED STOCK PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. THIS INFORMATION MAY NOT BE APPLICABLE TO EMPLOYEES OF FOREIGN SUBSIDIARIES OR TO PARTICIPANTS WHO ARE NOT RESIDENTS OF THE UNITED STATES. PARTICIPANTS HAVE BEEN AND ARE ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE AMENDED STOCK PLAN. ANY TAX EFFECTS THAT ACCRUE TO FOREIGN EMPLOYEES AS A RESULT OF PARTICIPATION IN THE AMENDED STOCK PLAN WILL BE SUBJECT TO THE TAX LAWS OF THE COUNTRIES IN WHICH SUCH EMPLOYEES RESIDE OR ARE OTHERWISE SUBJECT.

To date, we have only granted stock options. If we decide to grant different types of equity awards under the Amended Stock Plan, those awards may have different tax treatment than stock options.

U.S. Tax Treatment of the Optionee

Nonqualified Stock Options (NQSO). An optionee will not recognize any taxable income at the time a NQSO is granted or becomes vested (if granted with an exercise price at least equal to the fair market value of the stock on the grant date). However, upon exercise of a NQSO the optionee will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise (in most cases) and the optionee’s purchase price. The included amount will be treated as ordinary income and reported on an employee’s W-2 form, or in the case of a non-employee, on a 1099 form and will be subject to income tax and FICA tax withholding by Oracle (either by payment in cash or withholding out of the optionee’s salary) if the optionee is an employee. Upon the sale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares (in most cases) will be treated as short-term or long-term capital gain or loss depending upon whether or not the optionee held the shares for more than one year following exercise of the NQSO.

Incentive Stock Options (ISO). The optionee will recognize no income upon grant of an ISO and incur no tax on its exercise unless the optionee is subject to the alternative minimum tax described below. If the optionee holds the stock acquired upon exercise of an ISO (the “ISO shares”) for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO shares.

If the optionee disposes of ISO shares prior to the expiration of either of the above required holding periods (a “disqualifying disposition”), the gain realized upon such disposition, up to the difference between the fair market value of the ISO shares on the date of exercise and the option exercise price, will be treated as ordinary income and reported on the employee’s W-2 form. Income tax withholding on this income is optional. Any additional gain or loss will be long-term or short-term capital gain or loss, depending upon whether or not the ISO shares were held for more than one year following the date of exercise by the optionee (or, if the stock is subject to restrictions at transfer, depending upon whether the stock was held for more than one year following the date on which the stock vests). A disposition of ISO shares for this purpose includes not only a sale or exchange, but also a gift or other transfer of legal title (with certain exceptions).

Alternative Minimum Tax. Generally, the difference between the fair market value of stock purchased by exercise of an ISO (generally measured as of the date of exercise) and the amount paid for that stock upon exercise of the ISO is an adjustment to income for purposes of the alternative minimum tax. An alternative minimum tax adjustment applies unless a disqualifying disposition of the ISO shares occurs in the same calendar year as exercise of the ISO. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount.

Effective for 2010, Oracle is required to file a Form 3921 with the IRS reporting every exercise of an ISO by each of its employees.

U.S. Tax Treatment of Oracle

Oracle will be entitled to a deduction in connection with the exercise of a NQSO by a domestic optionee equal to the amount included in the optionee’s ordinary income, provided that the deduction is not disallowed under the provisions of Section 162(m) of the Code. Oracle will be entitled to a deduction in connection with the disposition of ISO shares equal to the amount included in the optionee’s ordinary income on a disqualifying disposition of the ISO shares and will not be entitled to any deduction upon exercise of an ISO in the absence of any such disqualifying disposition. The tax consequences to Oracle for option awards granted to employees outside of the U.S. may differ from the U.S. federal income tax consequences described above.

Amended Stock Plan Benefits

Awards made under the Amended Stock Plan are discretionary, so it is not possible to determine the benefits that will be received by participants in the future. The number of equity awards granted to our named executive officers and to our non-employee directors during the last fiscal year is set forth above under “Grants of Plan-Based Awards During Fiscal 2010” and “Director Compensation”, but the number of equity awards granted in the future may be different from the number granted in fiscal 2010.

Our executive officers have a financial interest in this proposal because the Compensation Committee may select one or more of our executive officers as eligible to receive grants under the Amended Stock Plan.

The Board of Directors recommends a vote

FOR the approval of the Amended Stock Plan.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Finance and Audit (F&A) Committee has selected Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal 2011. Representatives of E&Y will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

In deciding to engage E&Y, our F&A Committee reviewed, among other factors, auditor independence issues raised by commercial relationships we have with the other major accounting firms. We have no commercial relationship with E&Y that would impair their independence.

The F&A Committee reviews audit and non-audit services performed by E&Y, as well as the fees charged by E&Y for such services. In its review of non-audit service fees, the F&A Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. Additional information concerning the F&A Committee and its activities with E&Y can be found in the following sections of this proxy statement: “Board of Directors—Committees, Membership and Meetings” and “Report of the Finance and Audit Committee of the Board of Directors”.

Pre-approval Policy and Procedures. We have a policy that outlines procedures intended to ensure that our F&A Committee pre-approves all audit and non-audit services provided to us by E&Y. The current policy provides for (a) general pre-approval of audit-related services which do not exceed certain aggregate dollar thresholds approved by the F&A Committee, and (b) specific pre-approval of all other permitted services and any proposed services which exceed these same dollar thresholds.

The term of any general pre-approval is twelve months from the date of pre-approval, unless the F&A Committee considers a different period and states otherwise. The F&A Committee will annually review and pre-approve a dollar amount for each category of services that may be provided by E&Y without requiring further approval from the F&A Committee. The policy describes the audit, audit-related, tax and all other services that have this general pre-approval, and the F&A Committee may add to, or subtract from, the list of general pre-approved services from time to time.

In connection with this pre-approval policy, the F&A Committee will consider whether the categories of pre-approved services are consistent with the SEC’s rules on auditor independence. The F&A Committee will also consider whether the independent auditor may be best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is necessarily determinative.

The F&A Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to re-approve any such services. It may determine, for each fiscal year, the appropriate ratio between the total amount of fees for audit, audit related and tax services and the total amount of fees for certain permissible non-audit services classified as “all other fees.”

The F&A Committee pre-approved all audit and non-audit fees of E&Y during fiscal 2010.

Ernst & Young Fees

The following table sets forth approximate aggregate fees billed to us for fiscal years 2010 and 2009 by E&Y:

Fees	2010	2009
Audit Fees (1)	$24,486,630	$15,071,400
Audit Related Fees (2)	443,000	369,000
Tax Fees (3)	281,166	390,420
All Other Fees (4)	54,995	3,560

TOTAL FEES	$25,265,791	$15,834,380

(1)

Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits or accounting consultations.

(2)

Audit related fees for fiscal 2010 and 2009 consisted of services with respect to the Statement of Auditing Standards No. 70, Service Organizations, examinations related to our On Demand business and acquired entities.

(3)	Tax fees for fiscal 2010 and 2009 consisted principally of transfer pricing related services as well as tax compliance and advisory services for entities acquired by Oracle.

(4)

All other fees for fiscal 2010 consisted of subscriptions to Ernst & Young’s online research tool as well as training. All other fees for fiscal 2009 consisted principally of subscriptions to E&Y’s online research tool.

Required Vote

The ratification of the selection of E&Y requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on this matter at our Annual Meeting.

The Board of Directors recommends a vote FOR the

ratification of the selection of Ernst & Young LLP.

PROPOSAL NO. 5

STOCKHOLDER PROPOSAL TO AMEND CORPORATE BYLAWS

ESTABLISHING A BOARD COMMITTEE ON SUSTAINABILITY

John Harrington, 1001 2nd Street, Suite 325, Napa, California 94559, represented that he has beneficially owned more than $2,000 of Oracle’s common stock for more than one year and has notified us that he or a representative intends to present the proposal set forth in quotes below (the “Sustainability Proposal”) at the Annual Meeting. Mr. Harrington’s proposed resolution and statement in support thereof are set forth below:

The Board of Directors opposes the following Sustainability Proposal for the reasons stated after the proposal.

“RESOLVED: Amend Article 3, to add a new Section 3.03 as follows:

Section 3.03 Board Committee on Sustainability: There is established a Board Committee on Sustainability. The purpose of the committee is to review the company’s corporate policies, above and beyond matters of legal compliance, in order to assess, and make recommendations to enhance, the company’s policy responses to changing conditions and knowledge of the natural environment, including but not limited to, natural resource limitations, energy use, waste disposal, and climate change.

The Board of Directors is authorized in its discretion, consistent with these bylaws and applicable law to: (1) designate the membership of the committee, (2) provide the committee with funds for operating expenses, (3) adopt a charter or resolution to specify the powers of the committee, (4) empower the committee to solicit public input and to issue periodic reports to shareholders and the public, at reasonable expense and excluding confidential information, on the Committee’s activities, findings and recommendations, and (5) adopt any other measures within the Board’s discretion consistent with these Bylaws and applicable law.

Nothing herein shall restrict the power of the Board of Directors to manage the business and affairs of the company. The Board Committee shall not incur any costs to the company except as authorized by the Board of Directors.

Supporting Statement

In the proponent’s opinion, issues related to environmental sustainability might include, but are not limited to: global climate change, emerging concerns regarding toxicity of materials, resource shortages, and biodiversity loss.

Adoption of this resolution would help to restore our company’s position in this area of increasing concern to investors and policy makers. Beginning October 2009, the company was removed from the NASDAQ Global Sustainability Index due to inadequate disclosure of quantitative environmental metrics. Although our company has expressed support for “green” and “sustainability” initiatives, the Proponent believes establishing a separate board committee on sustainability is necessary to ensure that our company will “walk its talk” by elevating the priority given to these issues, and thereby restoring the company’s leadership position.”

STATEMENT IN OPPOSITION TO

PROPOSAL NO. 5

While the Board takes environmental sustainability very seriously, we oppose the adoption of this policy because we do not believe that a Board committee dedicated to this issue is necessary, nor would it be more effective than our current and ongoing sustainability efforts.

Our management considers environmental matters and has developed and actively promotes practices that both minimize resource utilization and emphasize sustainable resources. For example, management sponsors an executive-level Environmental Steering Committee, which oversees and guides our company-wide environmental sustainability efforts. The Environmental Steering Committee is comprised of senior employees from various business units, including supply chain management, information technology, marketing, public policy, product development, real estate and facilities. The Environmental Steering Committee meets regularly to review our progress and status on environmental issues and makes recommendations related to the adoption of corporate sustainability policies and initiatives. Representatives of the Environmental Steering Committee provide updates and reports to a management Director who, when warranted, reports to the full Board regarding these matters. The Board believes that the Environmental Steering Committee is in the best position to manage these matters on a day-to-day basis with oversight by the Board.

Our commitment to protecting the environment is expressed in both our Code of Conduct (available at www.oracle.com/corporate/investor_relations/CorpGov.html) and the Oracle Environmental Policy (available at www.oracle.com/us/corporate/citizenship/environment/index.html). We intend to continue to develop practices and products that adhere to the principles set forth in the Environmental Policy.

For the reasons set forth above, the Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 5.

Required Vote

The adoption of the Sustainability Proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote at our Annual Meeting.

The Board of Directors unanimously recommends a vote

AGAINST adoption of Proposal No. 5.

PROPOSAL NO. 6

STOCKHOLDER PROPOSAL REGARDING MAJORITY

VOTING IN DIRECTOR ELECTIONS

Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, represented that he has beneficially owned 750 shares of Oracle’s common stock for more than one year and he intends to present the proposal set forth in quotes below (the “Majority Vote Proposal”) at the Annual Meeting. Mr. Steiner has appointed Mr. John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278 and/or Mr. Chevedden’s designee to act on his behalf relating to the proposed resolution. Mr. Steiner’s proposed resolution and statement in support thereof are set forth below:

The Board of Directors opposes the following Majority Vote Proposal for the reasons stated after the proposal.

“6—Directors to be Elected by Majority Vote Resolved: Directors to be Elected by Majority Vote Bylaw. Shareholders request that our company adopt a bylaw specifying that the election of our directors shall be decided by a majority of the votes cast, with a plurality vote standard used in those director elections in which the number of nominees exceeds the number of directors to be elected.

Directors who fail to receive the support of a majority of votes cast shall step down from the board and not be reappointed. A modest transition period may be appropriate under certain circumstances, such as for directors keeping the company in compliance with legal or listing standards. But any director who does not receive the majority of votes cast should leave the board as soon as practicable.

In order to provide shareholders a meaningful role in director elections, our company’s director election vote standard should be changed to a majority vote standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. A majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual directors and the entire board.

The Council of Institutional Investors www.cii.org, whose members had $3 trillion invested, recommended adoption of this proposal topic. The Council sent letters asking the 1,500 largest U.S. companies to comply with the Council’s policy and adopt this topic. Leading proxy advisory firms also recommended voting in favor of this proposal topic.

The merits of this Directors to be Elected by Majority Vote proposal should also be considered in the context of the need for improvements in our company’s 2010 reported corporate governance status:

The Corporate Library http://www.thecorporatelibrary.com, an independent investment research firm rated our company “D” in Board Effectiveness, “High Governance Risk Assessment” and “Very High Concern” in executive pay. Lawrence Ellison had more than $130 million in total realized pay. The granting of market-priced stock options raised concerns about the link between executive pay and company performance, since small fluctuations in the market can lead to large pay consequences.

Executive pay was $19 million to $24 million each for Charles Phillips and Safra Catz. The members of our executive pay committee received a dismal 22% to 28% in withheld votes: Hector Garcia-Molina, Naomi Seligman and Jeffrey Berg. Four directors were employees—Independence concern.

Four directors had 15 to 33-years of long-tenure—Independence concern again: Jeffrey Henley, Michael Boskin, Donald Lucas and Lawrence Ellison. Donald Lucas, 79 and with 30-years long tenure (independence concern), still chaired our Audit Committee.

The above concerns show there is need for improvement. Please encourage our board to respond positively to this proposal: Directors to be Elected by Majority Vote—Yes on 6.”

STATEMENT IN OPPOSITION TO

PROPOSAL NO. 6

We oppose the adoption of this policy because we already require that any Director who receives an equal or greater number of “WITHHELD” votes than “FOR” votes in an uncontested election must submit his or her resignation to the Board.

Like many other public companies, directors of Oracle are elected by a plurality of the votes cast. Under this standard, which is authorized under Delaware law, nominees who receive the most affirmative votes are elected to the Board.

While directors are elected by a plurality of votes cast, our Corporate Governance Guidelines include a Majority Voting Policy for directors. This policy states that, in an uncontested election, any director nominee who receives an equal or greater number of votes “WITHHELD” from his or her election as compared to votes “FOR” such election and no successor has been elected at such meeting, the director nominee must tender his or her resignation following certification of the stockholder vote. The Nomination and Governance Committee of the Board is required to make recommendations to the Board of Directors with respect to any such tendered resignation. The Board of Directors will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including its rationale. For additional details regarding the Majority Voting Policy, see “Corporate Governance—Corporate Governance Guidelines—Majority Voting Policy” elsewhere in this proxy statement.

Through the Majority Voting Policy, the Board seeks to be accountable to all stockholders and to respect the right of stockholders to express their views through their vote for directors. However, the Board also believes that it is important to preserve sufficient flexibility to consider all relevant circumstances in the event of a greater than or equal to 50% “WITHHELD” vote against a specific director. For example, the Board may wish to assess whether the sudden resignations of one or more directors would materially impair the effective functioning of the Board. The Majority Voting Policy is also intended to allow the Board to assess whether a director was targeted for reasons unrelated to his or her Board performance at Oracle.

The Board expects that, as in the past, nominees will be elected by a significant majority of “FOR” votes. We are not aware of any nominee receiving less than a majority of the votes cast by stockholders. Consequently, had this proposal been in place, it would have had no effect on the results of prior director elections.

Finally, majority voting requirements have been the subject of proposed legislation and debate by the federal government. The Board believes that it is in the best interests of Oracle and its stockholders to wait until there is greater clarity regarding the results of this ongoing debate and whether federal legislation will be enacted on this issue before adopting any change to our current plurality voting standard.

For the reasons set forth above, the Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 6.

Required Vote

The adoption of the Majority Vote Proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote at our Annual Meeting.

The Board of Directors unanimously recommends a vote

AGAINST adoption of Proposal No. 6.

PROPOSAL NO. 7

STOCKHOLDER PROPOSAL ON EQUITY RETENTION POLICY

The Nathan Cummings Foundation, 475 Tenth Avenue, 14th Floor, New York, NY 10018, represented that it beneficially owned more than $2,000 of Oracle’s common stock for more than one year and has notified us that a representative intends to present the proposal set forth in quotes below (the “Equity Retention Proposal”) at the Annual Meeting. The proposed resolution and statement in support thereof are set forth below:

The Board of Directors opposes the following Equity Retention Proposal for the reasons stated after the proposal.

“Resolved, that stockholders of Oracle Corporation (“Oracle”) urge the Compensation Committee of the Board of Directors (the “Committee”) to adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs until two years following the termination of their employment (through retirement or otherwise), and to report to stockholders regarding the policy before Oracle’s 2011 annual meeting of stockholders. The stockholders recommend that the Committee not adopt a percentage lower than 75% of net after-tax shares. The policy shall apply to future equity compensation and should address the permissibility of transactions such as hedging transactions which are not sales but reduce the risk of loss to the executive.

SUPPORTING STATEMENT

Equity-based compensation is an important component of senior executive compensation at Oracle. According to Oracle’s 2009 proxy statement, option awards represented 49.3% to 90.2% of the total direct compensation value provided to named executive officers in fiscal year 2009. In FY 2009, Chairman and CEO Lawrence J. Ellison realized more than $124 million in reported value through the exercise of 10,000,000 options, while three other named executive officers (NEOs) realized almost $25 million in reported value through the exercise of 3,310,776 options.

We believe there is a link between shareholder wealth and direct stock ownership by executives. For example, according to an analysis conducted by Watson Wyatt Worldwide, companies whose CFOs held more shares generally showed higher stock returns and better operating performance. (Alix Stuart, “Skin in the Game,” CFO Magazine (March 1, 2008))

Oracle CEO Lawrence J. Ellison holds a significant amount of Oracle shares, but the other NEOs do not. According to the 2009 proxy statement, the other NEOs held 20,680,010 shares subject to option, but only held 31,693 shares outright. Oracle only has a minimum stock ownership guideline requiring that executives own a specified amount of shares of Oracle stock. Unlike many other companies, Oracle does not require stock ownership as a multiple of salary, nor does it have a retention requirement in place to ensure that executives continue to hold a portion of shares through termination of employment.

Requiring senior executives to hold a significant portion of shares obtained through compensation plans after the termination of employment would ensure a focus on Oracle’s long-term success and would better align senior executives’ interests with those of Oracle stockholders. In the context of the recent financial crisis, we believe it is imperative that companies reshape their compensation policies and practices to discourage excessive risk-taking and promote long-term, sustainable value creation. A 2002 report by a commission of The Conference Board endorsed the idea of a holding requirement, stating that the long-term focus promoted thereby “may help prevent companies from artificially propping up stock prices over the short-term to cash out options and making other potentially negative short-term decisions.”

We urge stockholders to vote for this proposal.”

STATEMENT IN OPPOSITION TO

PROPOSAL NO. 7

We oppose the adoption of this stockholder proposal because we believe that the proposal is unnecessary and not in the best interests of our stockholders. Our stockholders have shown their agreement with this view, as holders of only approximately 16.1% of our outstanding common stock voted in favor of a substantially similar proposal when it was presented by the same stockholder last year.

The Board of Directors believes that it is extremely important to ensure that Oracle’s executive compensation program gives management an incentive to maximize long-term stockholder value. Our Compensation Committee designs the equity compensation component of our program specifically to align executive’s interests with those of our stockholders. The following features are included in our executive equity compensation to encourage our executives’ continuing interest in our long-term performance:

•

Executives’ options have a four-year vesting schedule, with 25% vesting each year following the grant date. This results in executives having a strong interest in ensuring that Oracle’s stock value continues to grow for several years.

•

Executives receive only stock options. Because they receive options with an exercise price equal to the fair market value of our stock price on the grant date, our executives have a significant downside risk to the value of their equity awards if the price of our stock falls in the long run and are motivated to create long-term growth in stockholder value that far outweighs any incentive related to the short-term price of our stock.

Together, these features result in executives realizing significant value from their equity compensation only if our stock price both rises and sustains its growth over time. Accordingly, we do not believe that the restrictions in this proposal provide a meaningful addition to our existing compensation practices, which already encourage executives to focus on long-term performance and align executives’ interests with those of stockholders. Instead, we believe the adoption of this equity retention policy would result in an overemphasis on post-retirement compensation and undermine the effectiveness of our existing executive compensation programs.

We believe that our existing equity compensation policies have been critical to our long-term growth and financial success over the past several years and have helped attract and retain key executives. For example, our CEO and Founder Lawrence J. Ellison has been with Oracle since its inception, President Safra A. Catz has been with the company for the last decade and President Charles E. Phillips, Jr. has been with the company for more than six years.

We do not believe it is in the interests of our stockholders to adopt a “one size fits all” policy that could be seen as encouraging successful executives to leave employment in order to realize value on their equity holdings. Instead, we believe it is important for the Compensation Committee to retain flexibility in our equity compensation program and policies in order to continue to motivate and retain our senior executives. Long-term incentive compensation through the grant of stock options is an integral part of Oracle’s overall executive compensation plan, and the Compensation Committee devotes a significant amount of time to ensuring that our equity compensation policies are designed both to give the executives a significant long-term interest in our success and to create a significant retention tool for key executives in a competitive market for talent. We believe that our existing equity compensation policies enable our senior executives to realize value from their equity compensation while at the same time ensures that they remain motivated to act in the interests of our long-term growth and financial success.

In setting our stock ownership guidelines, we believe that it is important to strike an appropriate balance between ensuring that our executives have a significant equity stake in the future of Oracle, while also allowing them to prudently manage their personal financial affairs. We believe that the Equity Retention Proposal, with its high retention threshold and indefinite holding period, does not strike that balance.

For the reasons set forth above, the Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 7.

Required Vote

The adoption of the Equity Retention Proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote at our Annual Meeting.

The Board of Directors unanimously recommends a vote

AGAINST adoption of Proposal No. 7.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Our bylaws contain procedures governing how stockholders can propose business to be considered at a stockholder meeting. The SEC has also adopted regulations (Rule 14a-8 under the Exchange Act) that govern the inclusion of stockholder proposals in our annual proxy materials. For a description of the procedures in our bylaws governing how stockholders can nominate candidates to our Board, see the section in this proxy statement titled “Corporate Governance—Nomination of Directors—Stockholder Nominations and Bylaw Procedures”. A description of the procedures governing the proposal of other business follows.

Notice Requirements. A stockholder must provide a brief description of the other business, along with the text of the proposal. The stockholder also must set forth the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. Such notice must also contain information specified in our bylaws as to the proposal of other business, information about the stockholder making the proposal and the beneficial owner, if any, on whose behalf the proposal is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a proposal and to solicit proxies in support of it.

Notice Deadlines. Stockholder proposals for inclusion in our proxy materials relating to our 2011 Annual Meeting must be received by May 10, 2011 in accordance with Rule 14a-8.

If a stockholder wants to submit a proposal for the 2011 Annual Meeting but does not want to include it in our proxy materials, written notice of such stockholder proposal of other business must be delivered to our Corporate Secretary not less than 90 nor more than 120 days prior to the date on which we first mailed our proxy materials for the prior year’s annual meeting. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting. These deadlines are set forth in our bylaws. Therefore, if a stockholder wants to submit a proposal for the 2011 Annual Meeting but does not want to include it in our proxy materials, such stockholder proposals will need to be delivered in writing between May 10, 2011 and June 9, 2011, unless our 2011 Annual Meeting takes place before September 6, 2011 or after November 5, 2011. If this were to occur, stockholder proposals would need to be delivered before the later of 90 days before the date of the 2011 Annual Meeting or the 10th day following the announcement of the date of the 2011 Annual Meeting.

If stockholders do not comply with these bylaw notice deadlines, we reserve the right not to submit the stockholder proposals to a vote at our annual meetings. If we are not notified of a stockholder proposal by May 26, 2011, then the management personnel who have been appointed as proxies may have the discretion to vote for or against such stockholder proposal, even though such proposal is not discussed in the proxy statement.

Where to Send Notice. Stockholder proposals must be addressed to Dorian Daley, Senior Vice President, General Counsel & Secretary and must be mailed to her at Oracle Corporation, 500 Oracle Parkway, Mailstop 5op7, Redwood City, California 94065, or must be faxed to her at 1-650-506-3055, with a confirmation copy sent by mail.

At a special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to our notice of meeting.

Stockholders should carefully review our bylaws and Rule 14a-8 to ensure that they have satisfied all of the requirements necessary to propose other business at a stockholder meeting and, if desired, to include a stockholder proposal in our annual proxy materials. Our bylaws are posted on our website under “Oracle Information—Corporate Governance” at www.oracle.com/investor.

OTHER BUSINESS

The Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the Notice included in this proxy statement. As to any business that may properly come before the meeting, however, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of the persons voting such proxies.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding”. Under this procedure, if stockholders have the same address and last name, do not participate in electronic delivery of proxy materials and have requested householding in the past, they will receive only one copy of our printed annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees and conserves natural resources. Each stockholder who participates in householding will continue to have access to and use separate voting instructions.

If any stockholders in your household wish to receive a separate annual report and proxy statement, they may call our Investor Relations Department at 650-506-4073 or write to Investor Relations Department, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065. They may also send an email to our Investor Relations Department at investor_us@oracle.com. See also www.oracle.com/investor. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by contacting Investor Relations.

By Order of the Board of Directors,

DORIAN DALEY
Senior Vice President, General Counsel and Secretary

All stockholders are urged to vote electronically via the Internet, by telephone or by completing, signing, dating and returning the proxy card or voting instruction card in the enclosed postage-paid envelope. Thank you for your prompt attention to this matter.

APPENDIX A

ORACLE CORPORATION

EXECUTIVE BONUS PLAN

1.	ESTABLISHMENT AND PURPOSE

1.1 Purpose. The purpose of the Oracle Corporation Executive Bonus Plan (the “Plan”) is to motivate certain executives to achieve financial performance objectives and to reward them when such objectives are met. To this end, the Plan provides a means of rewarding Participants based on the performance of the Company and/or its lines of business or business units and, where applicable, on a Participant’s personal performance. The Plan is intended to permit the payment of bonuses that are deductible to the maximum extent possible as “performance-based compensation” under Section 162(m) of the Code.

1.2 Effective Date. The Plan is effective as of July 12, 2010, subject to ratification by an affirmative vote of a majority of the shares of the Company’s common stock that are present in person or represented by proxy and entitled to vote at the Company’s 2010 Annual Meeting of Stockholders.

2.	DEFINITIONS

2.1. “Actual Award” shall mean an incentive award earned by a Participant under the Plan for any Performance Period.

2.2. “Affiliate” shall mean any corporation or other entity (including, but not limited to, partnerships and join ventures) controlled by the Company.

2.3. “Board” shall mean the Company’s Board of Directors.

2.4. “Code” shall mean the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.5. “Committee” shall mean the Compensation Committee of the Board.

2.6. “Company” shall mean Oracle Corporation, a Delaware corporation, and any successor corporation.

2.7. “Determination Date” shall mean the latest possible date that will permit a Target Award or Actual Award to be qualified as performance-based compensation under Section 162(m) of the Code.

2.8. “Effective Date” shall have the meaning given to it in Section 1.2.

2.9. “GAAP” shall mean generally accepted accounting principles in the United States.

2.10. “Maximum Award” shall mean as to any Participant for any one year Performance Period, an amount not to exceed $15,000,000; such Maximum Award shall be adjusted upwards or downwards on a pro rata basis to reflect a Performance Period longer or shorter than one year.

2.11. “Participant” for any Performance Period, shall mean an officer of the Corporation or its subsidiaries who is designated by the Committee to participate in the Plan.

2.12. “Payout Formula” as to any Performance Period, shall mean the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

2.13. “Performance Goals” shall mean means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: (a) bookings, (b) cash flow, operating cash flow, or cash flow or operating cash flow per share (before or after dividends), (c) customer growth, (d) earnings per share, (e) EBITDA (earnings before interest, taxes, depreciation and amortization), (f) net income, (g) net or gross sales, (h) operating expenses, (i) operating income, (j) operating or gross margin, (k) profit margins, (l) profits, (m) reduction in costs/budget attainment, (n) return on assets, (o) return on equity, (p) return on sales, (q) revenue, (r) total return to stockholders, (s) stock price, and (t) working capital. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms, including, but not limited, passage of time (such as year over year growth) and/or against another company or a comparison group of companies designated by the Committee, (iii) on a per-share basis, (iv) against the performance of the Company as a whole or one or more identifiable business units, products, lines of business or segments of the Company, (v) on a pre-tax or after-tax basis, and/or (vi) on a GAAP or non-GAAP basis. Prior to the Determination Date, the Committee shall determine whether any element(s) (for example, but not by way of limitation, the effect of acquisitions) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants, regardless of whether such determinations result in any Performance Goal being measured on a basis other than GAAP.

2.14. “Performance Period” shall generally mean the fiscal year of the Company but it may also mean any such other period of time which may be as short as three months but shall not exceed three fiscal years, as designated by the Committee in its sole discretion with respect to which an Actual Award may be earned. With respect to any Participant, there shall exist no more than three Performance Periods at any one time.

2.15. “Plan” shall mean this Oracle Corporation Executive Bonus Plan, as set forth in this document and as hereafter amended from time to time.

2.16. “Target Award” shall mean the target award payable under the Plan to a Participant for the Performance Period expressed as a specific dollar amount, as determined by the Committee in accordance with Section 3.3.

3.	SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1. Selection of Participants. The Committee, in its sole discretion, shall select the officers who shall be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an officer who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

3.2. Determination of Performance Goals. The Committee, in its sole discretion, shall establish the Performance Goals for all eligible Participants for the Performance Period. Such Performance Goals shall be set forth in writing.

3.3. Determination of Target Awards. Each Participant’s Target Award shall be determined by the Committee in its sole discretion and each Target Award shall be set forth in writing.

3.4. Determination of Payout Formula or Formulae. The Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each

Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Actual Award for any Performance Period exceed his or her Maximum Award.

3.5. Date for Determinations. The Committee shall make all determinations under Sections 3.1 through 3.4 on or before the Determination Date.

3.6. Determination of Actual Awards. After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, including discretion that is exercised through the establishment of additional objective or subjective goals.

3.7. Termination Prior to the Date the Actual Award is Paid. In order to be eligible for an Actual Award, a Participant must be actively employed by the Company or a subsidiary through the date of payment of an Actual Award. If a Participant’s employment terminates for any reason prior to such date, the Participant will not be eligible for an Actual Award and no such award will be paid to the Participant. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its subsidiaries or Affiliates (or between subsidiaries or Affiliates) shall not be deemed a termination of employment.

3.8. Leave of Absence. If a Participant is on a leave of absence at any time during a Performance Period, the Committee may reduce his or her Actual Award proportionately based on the duration of the leave of absence (and subject to further reduction or elimination under Sections 3.6 and 3.7).

4.	PAYMENT OF AWARDS

4.1. Rights to Receive Payments. Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company or subsidiary that employs the Participant (as the case may be), as determined by the Committee. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2. Timing and Form of Payment. Payment of each Actual Award shall be made as soon as administratively practicable but in any event within two and one-half calendar months after the end of the Performance Period during which the Actual Award was earned (in the case of any Performance Period based on a fiscal year, by August 15th thereafter). Each Actual Award shall be paid in cash (or its equivalent) in a single lump sum unless such amounts are otherwise deferred in accordance with Section 7.2.

5.	ADMINISTRATION

5.1. Administrator. The Plan shall be administered by the Committee. The Committee shall consist of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under Section 162(m) of the Code and related regulations. Notwithstanding the foregoing, the failure of a Committee member to qualify as an “outside director” shall not invalidate the payment of any Actual Award under the Plan.

5.2. Committee Authority. The Committee shall have all discretion and authority necessary or appropriate to administer the Plan and to interpret the provisions of the Plan, consistent with qualification of the Plan as performance-based compensation under Section 162(m) of the Code. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5.3. Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and/or powers with respect to awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code.

6.	AMENDMENT, TERMINATION AND DURATION

6.1. Amendment, Suspension or Termination. The Board or the Committee, each in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No Actual Award may be granted during any period of suspension or after termination of the Plan.

6.2. Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 6.1 (regarding the Board or the Committee’s right to amend or terminate the Plan), shall remain in effect thereafter. As long as the Plan remains in effect, it shall be resubmitted to stockholders at least every five years as required by Section 162(m) of the Code.

7.	MISCELLANEOUS PROVISIONS

7.1. Tax Withholding. The Company or a subsidiary shall withhold all applicable taxes from any Actual Award, including any federal, state and local taxes (including, but not limited to, the Participant’s FICA and SDI obligations); notwithstanding the foregoing, if a Participant defers receipt of payment in accordance with Section 7.2, the Company or a subsidiary shall withhold from the Actual Award only applicable taxes as then required by law.

7.2. Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan under the Company’s Deferred Compensation Plan (or any similar successor plan). Any such deferral elections shall be made in compliance with Section 409A of the Code.

7.3. No Employment Right. Nothing in the Plan shall interfere with or limit in any way the right of the Company, a subsidiary of the Company or an Affiliate, as applicable, to terminate any Participant’s employment or service at any time, with or without cause. The Company expressly reserves the right, which may be exercised at any time and without regard to when (whether during or after a Performance Period) such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

7.4. Participation. No executive shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

7.5. Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

7.6. Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

7.7. Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

7.8. Section 162(m) Conditions; Bifurcation of Plan. It is the intent of the Company that the Plan and the awards under the Plan to Participants who are or may become persons whose compensation is subject to Section 162(m) of the Code, satisfy any applicable requirements of Section 162(m) of the Code. Any provision, application or interpretation of the Plan inconsistent with this intent shall be disregarded. However, the Company may also pay discretionary bonuses, or other types of compensation outside the Plan, which may or may not be deductible. The provisions of the Plan may be bifurcated by the Board or the Committee at any time so that certain provisions of the Plan, or any award, required in order to satisfy the requirements of Section 162(m) of the Code are only applicable to Participants whose compensation is subject to Section 162(m) of the Code.

7.9. Section 409A. To the extent that any Actual Bonus under the Plan is subject to Section 409A of the Code, the terms and administration of such Actual Award shall comply with the provisions of such section and good faith reasonable interpretations thereof, and, to the extent necessary to achieve compliance, shall be modified, replaced or terminated at the discretion of the Committee.

7.10. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

7.11 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

APPENDIX B

ORACLE CORPORATION AMENDED AND RESTATED

2000 LONG-TERM EQUITY INCENTIVE PLAN

(as of [October 6], 2010)

SECTION 1. Purpose. This Amended and Restated 2000 Long-Term Equity Incentive Plan (“Plan”) is established as a compensatory plan to enable Oracle Corporation (the “Company”) to provide an incentive to eligible employees, officers, independent consultants, directors who are also employees or consultants, and advisers whose present and potential contributions are important to the continued success of the Company; to afford such persons an opportunity to acquire a proprietary interest in the Company, and to enable the Company to continue to enlist and retain in its employ the best available talent for the successful conduct of its business. It is intended that this purpose will be effected through the granting of (a) stock options, (b) stock purchase rights, (c) stock appreciation rights and (d) long-term stock awards.

SECTION 2. Definitions. As used herein, the following definitions shall apply:

(a)

“Affiliate” of any person means any entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such person, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise.

(b)

“Applicable Laws” means the legal requirements relating to the administration of stock plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time, and the analogous applicable laws of any other country or jurisdiction where Options, Rights or Long-Term Stock Awards or shares of Restricted Stock are granted under the Plan.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Change of Control” shall mean the first to occur of:

(i)

an individual, corporation, partnership, group, associate or other entity or “person”, as such term is defined in Section 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), other than the Company or any employee benefit plan(s) sponsored by the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors;

(ii)

individuals who constitute the Board of Directors of the Company on the effective date of the Plan (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any Approved Director, as hereinafter defined, shall be, for purposes of this subsection (ii), considered as though such person were a member of the Incumbent Board. An “Approved Director”, for purposes of this subsection (ii), shall mean any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee of the Company for director), but shall not include any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or “person” other than the Board; or

(iii)

the consummation of (A) a merger or consolidation involving the Company other than with a wholly-owned subsidiary and other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a sale, exchange or other disposition of all or substantially all of the assets of the Company.

(e)	“Code” means the U.S. Internal Revenue Code of 1986, as amended.

(f)

“Committee” means the Committee or Committees referred to in Section 5 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

(g)	“Common Stock” or “Shares” means the Common Stock, $.01 par value per share, of the Company.

(h)	“Company” means Oracle Corporation, a corporation organized under the laws of the state of Delaware, or any successor corporation.

(i)	“Covered Employee” means an individual who is either a “covered employee” or expected by the Committee to be a “covered employee,” in each case within the meaning of Section 162(m)(3) of the Code.

(j)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(k)	“Disability” means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

(l)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)

if such Common Stock shall then be listed on a national securities exchange (including the Nasdaq Global Select Market), the last reported sale price or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices on the principal national securities exchange (including the Nasdaq Global Select Market) on which the Common Stock is listed or admitted to trading, or

(ii)

if such Common Stock shall not be listed on the Nasdaq Global Select Market nor listed or admitted to trading on another national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, or

(iii)	if none of the foregoing is applicable, then the Fair Market Value of a share of Common Stock shall be determined in good faith by the Board of Directors of the Company in its discretion.

(m)

“Grant” shall mean an instrument or agreement evidencing an Option, Right or Long-Term Stock Award granted hereunder, in written or electronic form, which may, but need not, be executed or acknowledged by the recipient thereof.

(n)	“Insider” means an executive officer or director of the Company or any other person whose transactions in Common Stock are subject to Section 16(b) of the Exchange Act.

(o)	“Long-Term Stock Award” means an award under Section 9 below. A Long-Term Stock Award includes stock bonus and unit awards. A stock bonus is a right to receive shares of Common Stock that is subject to time and/or performance restrictions. A unit award shall be similar to the stock bonus award, except that no shares of Common Stock are actually awarded at grant; the recipient is granted a right to receive shares of Common Stock in the future once certain time and/or performance factors are met.

(p)	“Option” means any option to purchase shares of Common Stock granted pursuant to Section 6 below.

(q)

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of an award under the Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(r)	“Participant” means an individual who has been granted an Option, Right or Long-Term Purchase Award under the Plan.

(s)	“Plan” means this 2000 Long-Term Equity Incentive Plan, as hereinafter amended from time to time.

(t)	“Purchase Agreement” shall have the meaning specified in Section 8.

(u)	“Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 8 below.

(v)	“Right” means and includes Stock Appreciation Rights and Stock Purchase Rights granted pursuant to the Plan.

(w)

“Stock Appreciation Right” or “SAR” means an award made pursuant to Section 7 below, which right permits the recipient to receive cash equal to the difference between the Fair Market Value of Common Stock on the date of grant of the Stock Appreciation Right and the Fair Market Value of Common Stock on the date of exercise of the Stock Appreciation Right.

(x)

“Stock Purchase Right” means an award made pursuant to Section 8 below, which right permits the recipient to purchase Common Stock pursuant to a restricted stock purchase agreement entered into between the Company and the Participant.

(y)

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(z)

“Substitute Awards” shall mean an Option, Right or Long-Term Stock Award granted in assumption of or in substitution for, outstanding options or other awards previously granted by a company acquired by the Company or with which the Company combines.

SECTION 3. Eligibility.

(a)

Awards may be granted to employees, officers, directors who are also employees or consultants, independent consultants and advisers of the Company or any Parent, Subsidiary or Affiliate of the Company (provided such consultants, and advisers render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction). ISOs (hereinafter defined in Section 6 hereof) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company.

(b)	A Participant may be granted more than one award under this Plan.

(c)

Holders of options and other awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder in connection with such acquisition or combination transaction.

SECTION 4. Stock Subject to the Plan.

(a)

The total number of Shares reserved and available for distribution pursuant to the Plan shall be 839,210,106 Shares, which consists of (i) 450,897,091 Shares that were previously approved by stockholders (of which 111,686,985 Shares remain available for future distribution as of September 2, 2010) and (ii) 388,313,015 additional Shares added in connection with the amendment and restatement of the Plan on October 6, 2010.

(b)

For purposes of Section 4, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award (other than a Substitute Award). Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (i) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (ii) Shares used to pay the exercise price of an Option, (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Award, or (iv) Shares repurchased on the open market with the proceeds of an Option exercise. Shares which are subject to Awards which terminate, expire, are forfeited or lapse and Shares subject to Awards settled in cash shall not count as Shares issued under this Plan and may be utilized again with respect to Awards granted under the Plan.

(c)	Shares underlying Substitute Awards shall not reduce the number of Shares available for distribution hereunder.

(d)

Each Share awarded as a Stock Purchase Right or Long-Term Stock Award (other than a Substitute Award) shall be counted against the share reserve set forth in Section 4(a) above, and upon forfeiture shall also count for purposes of Section 4(b), as 2.3 Shares.

(e)	Options and SARs on no more than 25,000,000 Shares and Long-Term Stock Awards and Stock Purchase Rights on no more than 10,000,000 Shares may be granted to any individual in any year under this Plan.

(f)

(i)

In the event that the Common Stock of the Company is split or reverse-split, whether by stock dividend, combination, reclassification or similar method not involving payment of consideration, the number of Shares available for award under this Plan, in aggregate and individually as set forth in Sections 4(a) and 4(e), the number of Shares deliverable under each Option, Right or Long-Term Stock Award outstanding hereunder and the per Share exercise price of each outstanding Option or Right shall automatically be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with Applicable Laws; provided, however, that the number of Shares subject to any award denominated in Shares shall always be a whole number.

(ii)

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event other than an event described in Section 4(f)(i) affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of awards under the Plan, including the aggregate and individual limits specified in Section 4, (ii) the number and type of Shares (or other securities or property) subject to outstanding awards, and (iii) the grant, purchase, or exercise price with respect to any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; provided, however, that the number of Shares subject to any award denominated in Shares shall always be a whole number.

SECTION 5. Administration.

(a)	The Plan shall be administered by one or more Committees designated by the Board to administer the Plan, constituted in such a manner as to satisfy the Applicable Laws.

(b)

Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may change the size of the Committee, appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

(c)	As used herein, except in Sections 17 and 19, references herein to the Board shall mean the Board or the Committee, whichever is then acting with respect to the Plan.

(d)

The Committee shall have the authority to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan, and any such interpretation shall be final and binding on all persons having an interest in any award under this Plan. Without limiting the generality of the foregoing, subject to the general purposes, terms, and conditions of the Plan, and to the direction of the Board, the Committee shall have full power to implement and carry out the Plan including, but not limited to, the following:

(i)

to select the employees, officers, consultants, directors and advisers of the Company and/or its Subsidiaries and Affiliates to whom Options, Rights and Long-Term Stock Awards, or any combination thereof, may from time to time be granted hereunder;

(ii)	to determine whether and to what extent Options, Rights and Long-Term Stock Awards, or any combination thereof, are granted hereunder;

(iii)	to determine the number of Shares to be covered by each such award granted hereunder;

(iv)	to approve forms of grant or agreement, or other forms for communicating to Participants that they have been granted an award under the Plan, for use under the Plan;

(v)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder;

(vi)	to determine the form of payment, if any, that will be acceptable consideration for exercise of an Option, Right or Long-Term Stock Award granted under the Plan;

(vii)

to determine whether, or to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the Participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

(viii)	to delegate to another committee of the Board or to members of management certain of its powers hereunder to the extent permitted by Applicable Laws;

(ix)	to determine the terms and restrictions applicable to Long-Term Stock Awards, Stock Purchase Rights and the Restricted Stock purchased by exercising such Rights; and

(x)

to adopt sub-plans applicable to particular Subsidiaries, Affiliates or locations, which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 4(a), but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

(e)

In addition to such other rights of indemnification as they may have as directors, members of the Committee shall be indemnified by the Company against any reasonable expenses, including attorneys’ fees actually and necessarily incurred, which they or any of them may incur by reason of any action taken or failure to act under or in connection with the Plan or any option or other award granted thereunder, and against all amounts paid by them in settlement of any claim related thereto, (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding that such director is liable for negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding a director shall in writing offer the Company the opportunity, at its own expense, to handle the defense of the same.

(f)

Notwithstanding anything to the contrary in this Plan, up to 5% of the Shares reserved and available for distribution under this Plan (as set forth in Section 4) may be granted without regard to any of the restrictions set forth in Sections 9(a)(ii) and 19(b)(ii).

SECTION 6. Stock Options. The Committee, in its discretion, may grant Options to eligible Participants and shall determine whether such Options shall be Incentive Stock Options (“ISOs”) within the meaning of the Code, Nonqualified Stock Options (“NQSOs”) or any other type of Option which may exist from time to time. Each Option shall be evidenced by a Grant which shall expressly identify the Option as an ISO or as NQSO (or other type of Option, as applicable), and be in such form and contain such provisions as the Committee shall from time to time deem appropriate. Without limiting the foregoing, the Committee may, at any time, or from time to time, authorize the Company, with the consent of the respective recipients, to issue new Options.

The Committee shall determine the number of Shares subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

(a)

Form of Option Grant. Each Option granted under this Plan shall be evidenced by a Grant in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

(b)

Date of Grant. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee. The Grant representing the Option will be delivered to Participant with a copy of this Plan within a reasonable time after the granting of the Option.

(c)

Exercise Price. The exercise price of an Option shall be determined by the Committee on the date the Option is granted and may not be less than the Fair Market Value of the Common Stock on the date the Option is granted.

(d)

Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant; provided, however; that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted. The Committee may attach such conditions to the Shares issued upon exercise of an Option as it shall determine, and may provide in any grant for Option exercise restrictions to be waived in consideration of equivalent transfer or forfeiture provisions to be applied to such underlying Shares.

(e)

Limitations on ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(f)

Limitations on Transfer. Options granted under this Plan, and any interest therein, shall not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that in the Committee’s sole discretion, the terms of any NQSOs granted under the Plan may permit the transfer of the vested portion of such NQSO by a Participant for no consideration to or for the benefit of one or more members of the Participant’s immediate family, including to a trust for the benefit of the Participant’s immediate family.

(g)

Notice. Options may be exercised only by delivery to the Company or its representative of a stock option exercise instrument in a form approved by the Committee from time to time (which may be in written, electronic or other form selected by the Committee from time to time and need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Participant’s investment intent and access to information, if any, as may be required by the Company to comply with the Applicable Laws, together with payment in full of the exercise price for the number of Shares being purchased or adequate provision therefor, in accordance with Section 6(h).

(h)

Payment. Payment for Shares purchased upon exercise of an Option may be made in cash (by check) or, unless otherwise provided by the Committee in its sole discretion: (i) by cancellation of indebtedness of the Company to the Participant; (ii) by surrender of Shares having a Fair Market Value equal to the applicable exercise price of the Options; (iii) pursuant to a broker-assisted “cashless exercise” arrangement; (iv) through any other method specifically approved by the Committee; or (v) by any combination of the foregoing, in each such case to the extent permitted by Applicable Law.

(i)

Limitations on Exercise. In addition to exercise restrictions or other vesting provisions set forth in any Grant, unless the Committee shall otherwise determine, and except in the case of a Substitute Award, the exercisability of an Option following termination of the Participant’s employment shall be subject to this Section 6(i).

(i)

If the Participant ceases to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company for any reason except death or disability, such Participant’s Options may be exercised to the extent (and only to the extent) that they would have been exercisable upon the date of termination of the Participant’s employment, within three (3) months after the date of termination (or such shorter time period as may be specified in the Grant), but in any event no later than the expiration date of the Option; provided, however, that if the Participant is an officer or principal stockholder within the meaning of Section 16 of the Exchange Act, the three (3) month period set forth in this Section 6(i)(i) shall be extended (but in no event beyond the original expiration date specified in the Grant) by the number of days equivalent to any “No Trading” period under the Company’s Insider Trading Policy during which the Participant is prohibited from trading in the Company’s Common Stock during such period.

(ii)

If the Participant’s employment with the Company or any Parent, Subsidiary or Affiliate of the Company is terminated because of the Disability of the Participant, or if the Participant dies within three (3) months of his termination of employment, the Participant’s Options may be exercised to the extent (and only to the extent) that they would have been exercisable on the date of termination of the Participant’s employment, by the Participant (or the Participant’s legal representative) within twelve (12) months after the date of termination of employment (or such shorter time period as may be specified in the Grant), but in any event no later than the expiration date of the Options.

(iii)

If the Participant’s employment with the Company or any Parent, Subsidiary or Affiliate of the Company is terminated because of the death of the Participant, the Participant’s Options may be exercised to the extent (and only to the extent) that they would have been exercisable on the first vesting date occurring after such death as may be specified in the Grant and on the next subsequent vesting date, by the Participant’s legal representative within twelve (12) months after the date of death (or such shorter period as may be specified in the Grant), but in any event no later than the expiration date of the Options.

(iv)	A Participant’s employment relationship shall be considered to have terminated, and the Participant to have ceased to be employed by his or her employer, on the earliest of:

(A)

the date on which the Company, or any Parent, Subsidiary or Affiliate of the Company, as appropriate, delivers to the Participant notice in a form prescribed by the Company that the Company, or such other entity, is thereby terminating the employment relationship (regardless of whether the notice or termination is lawful or unlawful or is in breach of any contract of employment),

(B)

the date on which the Participant delivers notice in a form prescribed by the Company, to the Company, or any Parent, Subsidiary or Affiliate of the Company, as appropriate, that he or she is terminating the employment relationship (regardless of whether the notice or termination is lawful or unlawful or is in breach of any contract of employment),

(C)

the date on which the Participant ceases to provide services to the Company, or any Parent, Subsidiary or Affiliate of the Company, as appropriate, except where the Participant is on an authorized leave of absence, or

(D)	the date on which the Participant ceases to be considered an “employee” under Applicable Law.

The Committee shall have discretion to determine whether a Participant has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company, as appropriate, and the effective date on which such employment terminated or whether such Participant is on an authorized leave of absence.

(v)

In the case of a Participant who is a director, consultant, or adviser, the Committee will have the discretion to determine whether the Participant is “employed by the Company or any Parent, Subsidiary or Affiliate of the Company” pursuant to the foregoing Sections.

(vi)

The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Participant from exercising the full number of Shares as to which the Option is then exercisable.

(j)

Modification of Options; No Repricing. The Committee shall have the power to modify outstanding Options, provided that any such action may not, without the written consent of the holder, impair any rights under any Option previously granted. Notwithstanding anything to the contrary in this Plan, and other than as set forth in Section 4(f) or in connection with a Change of Control, the terms of outstanding Options may not be cancelled in exchange for cash or other awards with an exercise price that is less than the exercise price of the original Option without stockholder approval.

SECTION 7. Stock Appreciation Rights. The Committee, in its discretion, may grant Stock Appreciation Rights to eligible Participants. The following provisions apply to such Stock Appreciation Rights.

(a)

Grant of Stock Appreciation Right. The Stock Appreciation Right shall entitle the holder upon exercise to an amount for each Share to which such exercise relates equal to the excess of (x) the Full Market Value on the date of exercise of a Share over (y) the base or exercise price of the Common Stock (which shall not be less than the Fair Market Value of the Common Stock on the date of grant) as set forth in the applicable Grant. Notwithstanding the foregoing, the Committee may place limits on the amount that may be paid upon exercise of a Stock Appreciation Right. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date the Stock Appreciation Right is granted.

(b)

Forfeiture of Option. If a Stock Appreciation Right is granted in tandem with an Option, upon exercise of such Stock Appreciation Right, the related Option shall no longer be exercisable and shall be deemed canceled to the extent of such exercise.

(c)

Form of Payment. The Company’s obligation arising upon the exercise of a Stock Appreciation Right may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee, and may be paid in Common Stock or in cash, or in any combination of Common Stock and cash, as the Committee, in its sole discretion, may determine.

(d)

Other Provisions. The Grant evidencing a Stock Appreciation Rights shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. The provisions of such Grants need not be the same with respect to each recipient.

(e)

Modification of SARs; No Repricing. The Committee shall have the power to modify outstanding Stock Appreciation Rights, provided that any such action may not, without the written consent of the holder, impair any rights under any Stock Appreciation Rights previously granted. Notwithstanding anything to the contrary in this Plan, and other than as set forth in Section 4(f) or in connection with a Change of Control, the terms of outstanding Stock Appreciation Rights may not be cancelled in exchange for cash or other awards with a base or exercise price that is less than the base or exercise price of the original Stock Appreciation Rights without stockholder approval.

SECTION 8. Stock Purchase Rights.

(a)

Rights to Purchase. Stock Purchase Rights to purchase Restricted Stock may be issued either alone, in addition to, or in tandem with other awards granted under the Plan. After the Committee determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer, which shall in no event exceed 60 days from the date the Stock Purchase Right was granted. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement (the “Purchase Agreement”) in the form determined by the Committee.

(b)

Repurchase Option. Unless the Committee determines otherwise, the Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Committee may determine.

(c)

Other Provisions. The Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. The provisions of Purchase Agreements need not be the same with respect to each purchaser.

SECTION 9. Long-Term Stock Awards.

(a)	Administration.

(i)

Long-Term Stock Awards are stock bonus or stock unit awards that may be granted either alone or in addition to other awards granted under the Plan. The Committee shall determine the nature, length, price (if any) and starting and ending dates of any restriction period (the “Restriction Period”) for each Long-Term Stock Award, and shall determine the time and/or performance factors which must be met for a Long-Term Stock Award, the maximum amount payable under the Award and any targets for partial or full payment under such Award, and the extent to which a Long-Term Stock Awards has been earned. Long-Term Stock Awards may vary from Participant to Participant and between groups of Participants. A Long-Term Stock Award performance factor, if any, shall be based upon the achievement of performance goals by the Company, Parent, Subsidiary or Affiliate, a business unit or units of the Company, or upon such individual performance factors or upon such other criteria as the Committee may deem appropriate. Restriction Periods may overlap and Participants may participate simultaneously with respect to Long-Term Stock Awards that are subject to different Restriction Periods and different time and/or performance factors. Long-Term Stock Awards shall be confirmed by, and be subject to the terms of, a Long-Term Stock Award agreement. The terms of such agreements need not be the same with respect to each Participant.

(ii)

Notwithstanding the foregoing, the Restriction Period for any Long-Term Stock Award shall be no less than (A) three years if the Long-Term Stock Award vests or is earned based on the passage of time and continued employment with or service to the Company (or any Parent, Subsidiary or Affiliate) or (B) one year if the Long-Term Stock Award vests or is earned on the basis of the achievement of performance goals.

(iii)

At the beginning of each Restriction Period, the Committee shall determine, for each Long-Term Stock Award subject to such Restriction Period, the number of Shares to be awarded to the Participant or as to which the restrictions shall lapse at the end of the Restriction Period, if and to the extent that the relevant measures of time and/or performance for such Long-Term Stock Award are met. Such number of Shares may be fixed or may vary in accordance with such time and/or performance or other criteria as may be determined by the Committee.

(iv)

No Long-Term Stock Award may be sold, assigned, transferred, pledged or otherwise encumbered during its Restriction Period, provided, however, that a Long-Term Stock Awards held by a Participant may be transferred either for or without consideration, during its Restriction Period if the Committee, in its sole discretion, shall approve.

(b)

Qualified Performance-Based Long-Term Stock Awards. In the case of any Long-Term Stock Awards made to any person who is or may become a Covered Employee during the Restriction Period before payment of the Award, the Committee may grant Long-Term Stock Awards that are intended to comply with the requirements of Code section 162(m) (“Qualified Performance-Based Long-Term Stock Awards”). In such case, the Committee shall condition the grant or vesting, as applicable, of the stock bonus or unit upon the attainment of certain objectively determinable performance goals established by the Committee that are conditioned upon the satisfaction by the Company, Parent, Subsidiary, or Affiliate, or a business unit or units of the Company, of one of more of the following performance criteria (the “Qualified Performance Criteria”) during a specified period of no less than three months: revenues, operating expenses, return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of the Company’s stock, economic value added, total stockholder return, net income, pre-tax income, operating income, earnings per share, operating profit margin, net income margin, sales margin (including both growth rates and margin percentages), cash flow, market share, inventory turnover, sales growth, capacity utilization, or increase in customer base. As determined by the Committee, Qualified Performance Criteria shall be derived from financial statements of the Company prepared in accordance with generally accepted accounting principles applied on a consistent basis, or, for Qualified Performance Criteria that cannot be so derived, under a methodology established by the Committee prior to the issuance of a Qualified Performance Based Long-Term Stock Award to a Covered Employee, the Committee shall make all calculation of actual payments and shall certify in writing, prior to the payment of such Long-Term Stock Awards, the extent, if any, to which the specified performance goals have been met.

(c)

Adjustment of Awards. The Committee may adjust the time and/or performance factors applicable to the Long-Term Stock Awards to take into account changes in law, accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships. In the case of any Qualified Performance-Based Long Term Stock Award, the Committee may not increase the Common Stock that would otherwise be payable upon achievement of the stated performance goal or goals, but may reduce or eliminate the maximum Common Stock award due upon attainment of the stated performance goals, basing such cutback either upon subjective performance criteria, individual performance evaluations, or any other standards that are provided in the terms of the Long-Term Stock Award.

(d)

Termination. Unless otherwise provided in the applicable Long-Term Stock Award agreement, if a Participant terminates his or her employment or his or her consultancy during a Restriction Period because of death or Disability, the Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate.

Except as otherwise provided in the applicable Long-Term Stock Award agreement, if a Participant terminates employment or his or her consultancy during a Restriction Period for any other reason, then such Participant shall not be entitled to any payment with respect to the Long-Term Stock Award subject to such Restriction Period, unless the Committee shall otherwise determine.

(e)

Form of Payment. The earned portion of a Long-Term Stock Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee. Payment shall be made in the form of cash, whole Shares, including Restricted Stock, or a combination thereof, either in a lump sum payment or in installments, all as the Committee shall determine.

SECTION 10. Withholding Taxes.

(a)	Withholding Generally. The Company shall have the right to withhold or require the recipient to remit to the Company an amount sufficient to satisfy federal, state, or local withholding tax requirements arising in connection with the grant, exercise or settlement of any award under the Plan prior to the delivery of any certificate or certificates for Shares or other amounts hereunder.

(b)

Stock Withholding. When a Participant incurs tax liability in connection with the exercise or vesting of any Option, Right or Long-Term Stock Award, which tax liability is subject to tax withholding under applicable tax laws, and the Participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Participant may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares otherwise to be delivered that number of Shares having a Fair Market Value equal to the amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined; provided however that the Company shall not allow withholding of Shares (i) upon exercise or vesting of any Option, Right or Long-Term Stock Award in an amount which exceeds the minimum statutory withholding rates for federal, state and local tax purposes, including payroll taxes or (ii) if such withholding is not permitted under local laws. All elections by a Participant to have Shares withheld for this purpose shall be made in accordance with procedures established by the Committee from time to time.

SECTION 11. Change of Control. Unless specifically provided to the contrary in any Grant or Purchase Agreement, upon a Change of Control, (a) unless outstanding Options and Rights are effectively assumed by the surviving or acquiring corporation or otherwise remain outstanding, such Options and Rights shall become fully vested and exercisable, and any repurchase or resale restrictions applicable to any award granted hereunder shall automatically lapse and such Options or Rights shall expire on the consummation of such Change of Control transaction at such times and on such conditions as the Committee shall determine and (b) if an Option or Right is effectively so assumed or remains outstanding, and the Participant’s employment is terminated (within the meaning of Section 6 hereof) by the surviving or acquiring corporation without cause within twelve (12) months after the consummation of such Change of Control transaction, such Option or Right shall accelerate and become immediately and fully exercisable, and any repurchase or resale restrictions applicable to any such award shall automatically lapse, upon such termination.

SECTION 12. Employment Relationship. Nothing in the Plan or any award made hereunder shall interfere with or limit in any way the right of the Company or of any Parent, Subsidiary or Affiliate to terminate any Participant’s employment or consulting relationship at any time, with or without cause, nor confer upon any Participant any right to continue in the employ or service of the Company or any Parent, Subsidiary or Affiliate.

SECTION 13. General Restriction. Each award shall be subject to the requirement that, if, at any time, the Committee shall determine, in its discretion, that the listing, registration, or qualification of the Shares subject to such award upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, such award or the issue or purchase of Shares thereunder, such award may not be exercised or paid in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Committee shall be under no obligation to obtain or seek such listing, registration, qualification, consent or approval.

SECTION 14. Rights as a Stockholder. The holder of an Option, Right or Long-Term Stock Award shall have no rights as a stockholder with respect to any Shares covered by the Option, Right or Long-Term Stock Award until the Shares subject to such award have been entered upon the records of the duly authorized transfer agent of the Company. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate so entered.

SECTION 15. Limitations on Assignment of Awards. Except as otherwise provided in Section 6(f) and 9(a) hereof, no awards made hereunder shall be assignable or transferable by the Participant except by will or by the laws of descent and distribution and as otherwise consistent with the specific Plan provisions relating thereto or as the Committee in its sole discretion shall approve either for or without consideration. During the life of the

Participant, an Option, Right or Long-Term Stock Award shall be exercisable only by him or her, or by a transferee as permitted by Section 6(f) or 9(a) hereof and any award agreement.

SECTION 16. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provisions of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including without limitation, arrangements providing for the granting of Options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 17. Adoption and Stockholder Approval. This Plan shall become effective on the date that it is adopted by the Board of the Company and approved by the stockholders of the Company, in any manner permitted by applicable corporate law.

SECTION 18. Term of Plan. Awards may be granted pursuant to this Plan from time to time prior to the expiration hereof, which shall occur on the date of the Company’s Annual Meeting of Stockholders in 2020.

SECTION 19. Amendment or Termination of Plan.

(a)

Except to the extent prohibited by applicable law and unless otherwise expressly provided in a Grant or Purchase Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time, provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply, or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding award. Notwithstanding anything to the contrary herein, the Committee or its delegee may amend the Plan and/or adopt subordinate arrangements, policies and programs in each case subject to the authority set forth in Section 4 hereof, in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations by adopting schedules of provisions to be applicable to awards granted in such jurisdiction.

(b)

The Committee may waive any conditions or rights under, amend any term of, or amend, alter, suspend, discontinue or terminate, any award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an award, provided, however, that (i) no such action shall impair the rights of any affected Participant or holder or beneficiary under any award theretofore granted under the Plan and (ii) the Committee may not materially amend a Long-Term Stock Award without the approval of stockholders.

SECTION 20. Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Document shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

SECTION 21. Governing Law. The Plan and each Award Document shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

Oracle Corporation 2010 Annual Meeting of Stockholders

October 6, 2010

10:00 a.m., Pacific Time

Oracle Corporation Conference Center

350 Oracle Parkway

Redwood City, California 94065

4290-PS10	C17296

ORACLE CORPORATION ATTN: INVESTOR RELATIONS 500 ORACLE PARKWAY REDWOOD CITY, CA 94065

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M27125-P00420-Z53776	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ORACLE CORPORATION

The Board of Directors recommends a vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

	☐	☐	☐

1.	Election of Directors

Nominees

	01) Jeffrey S. Berg	07) Lawrence J. Ellison
	02) H. Raymond Bingham	08) Hector Garcia-Molina
	03) Michael J. Boskin	09) Jeffrey O. Henley
	04) Safra A. Catz	10) Mark V. Hurd
	05) Bruce R. Chizen	11) Donald L. Lucas
	06) George H. Conrades	12) Naomi O. Seligman

The Board of Directors recommends a vote FOR proposals 2, 3 and 4.		For	Against	Abstain

2.	Approve the Oracle Corporation Executive Bonus Plan.	☐	☐	☐

3.	Approve the Oracle Corporation Amended and Restated 2000 Long-Term Equity Incentive Plan, including an amendment to increase the aggregate number of shares authorized for issuance under the plan by 419,020,418 shares.	☐	☐	☐

4.	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2011.	☐	☐	☐

The Board of Directors recommends a vote AGAINST proposals 5, 6 and 7.		For	Against	Abstain

5.	Act on a stockholder proposal to amend the corporate bylaws to establish a board committee on sustainability.	☐	☐	☐

6.	Act on a stockholder proposal regarding majority voting in director elections.	☐	☐	☐

7.	Act on a stockholder proposal regarding equity retention.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or continuation thereof.

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Electronic Voting Alternatives

Are you voting electronically? This year? Next year?

Although you received your proxy materials by mail this year, you can still vote the shares conveniently by telephone or by the Internet. Please see the reverse side for instructions.

Additionally, you can choose to receive next year’s proxy materials (Form 10-K, proxy statement, and voting form) electronically via e-mail. If you wish to accept this offer, you will need to provide your e-mail address and the last 4 digits of your Social Security number before you click the final submission button as you cast your vote this year on the Internet at http://www.proxyvote.com. By choosing to become one of Oracle’s electronic recipients, you help support Oracle in its efforts to reduce printing and postage costs and conserve natural resources.

If you choose the option of electronic delivery of proxy materials and voting via the Internet, you will receive an e-mail before the next annual stockholders’ meeting, notifying you of the website containing both the proxy statement and Form 10-K to be viewed before casting your vote at http://www.proxyvote.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Form 10-K are available at www.proxyvote.com.

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M26818-P00420-Z53776

ORACLE CORPORATION Annual Meeting of Stockholders October 6, 2010 10:00 A.M. This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints LAWRENCE J. ELLISON, JEFFREY O. HENLEY and DORIAN DALEY, or any of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ORACLE CORPORATION that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 A.M., Pacific Time on October 6, 2010, in the Oracle Corporation Conference Center, 350 Oracle Parkway, Redwood City, California, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations (i.e., FOR the election of the twelve director nominees, FOR proposals 2 through 4, and AGAINST each of the stockholder proposals 5 through 7). In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or continuation thereof.

Continued and to be signed on reverse side